Exhibit 99.1

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Consolidated Financial Statements
December 31, 2020 (Audited)

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

AS OF DECEMBER 31, 2020

U.S. DOLLARS IN THOUSANDS

- - - - - - - - - - - - - - - - - - -

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		December 31,
	Note	2020	2019
		U.S. dollars in thousands
ASSETS
CURRENT ASSETS
Cash and cash equivalents		$59,387	$68,378
Financial assets at fair value through profit or loss	8	97,903	—
Rents and other receivables, net		6,701	3,001
Prepaid expenses and other assets		3,475	778
Restricted cash		1,731	1,482
		169,197	73,639
NON-CURRENT ASSETS
Investment properties	6	1,601,933	1,059,830
Property plant and equipment - hotels, net	7	136,262	—
Goodwill	5	16,342	—
Investment in joint ventures	14	215,955	229,936
Financial assets at fair value through profit or loss	8	—	96,653
Restricted cash		12,253	10,520
		1,982,745	1,396,939
Total assets		$2,151,942	$1,470,578
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Notes and bond payable, net	9	$111,447	$30,601	*)
Debentures, net	9	60,399	56,186
Accounts payable and accrued liabilities		23,054	19,794
Due to affiliates	13	3,045	—
Distribution payable to Owner	13	11,758	—
Other liabilities		19,144	14,820
Lease obligation	10	360	—
		229,207	121,401
LONG-TERM LIABILITIES
Notes and bond payable, net	9	730,665	421,142	*)
Debentures, net	9	196,557	165,734
Lease obligation	10	8,914	—
Rental security deposits		5,719	4,345
Series A Cumulative Convertible Redeemable Preferred Stock		15,233	15,008
		957,088	606,229
Total liabilities		1,186,295	727,630
EQUITY
Owner's net equity		929,770	726,854
Non-controlling interests		35,877	16,094
Total equity		965,647	742,948
Total liabilities and equity		$2,151,942	$1,470,578

*) Retrospective application, see Note 2r.

The accompanying notes are an integral part of the consolidated financial statements.

March 26, 2021	/s/ Michael Allen Bender	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of	Bender, Michael Allen	McMillan III, Peter	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

		Years ended December 31,
	Note	2020	2019	2018
		U.S. dollars in thousands
Revenues and other income:
Rental income		$93,107	$72,283	$71,181
Tenant reimbursements		10,171	10,789	12,621
Hotel revenues		3,718	—	—
Interest income from debt investments		—	369	2,018
Other operating income		1,927	3,078	2,812
Total revenues and other income		108,923	86,519	88,632

Expenses:
Operating, maintenance, and management fees	17	(36,091)	(29,845)	(29,110)
Real estate taxes and insurance		(15,702)	(12,631)	(11,762)
Hotel expenses	17	(3,836)	—	—
Total expenses		(55,629)	(42,476)	(40,872)
Gross profit		53,294	44,043	47,760

Fair value adjustment of investment properties, net	6	(24,214)	22,142	17,111
Depreciation	7	(832)	—	—
Provision for loss on debt investments		—	—	(2,500)
Equity in (loss) income of unconsolidated joint ventures	14	(29,593)	31,206	17,469
Asset management fees to affiliate	13	(9,982)	(8,158)	(8,525)
General and administrative expenses		(3,590)	(3,479)	(4,929)
Operating (loss) profit		(14,917)	85,754	66,386
Transaction and related costs	5	(6,018)	(4,462)	—
Finance income		318	1,842	1,798
Finance (loss) income from financial assets at fair value through profit or loss		(6,435)	26,478	(12,579)
Finance expenses		(30,126)	(28,849)	(31,054)
Gain (loss) on extinguishment of debt		415	(1,106)	(494)
Foreign currency transaction adjustments, net		(2,912)	(12,498)	10,141
Net (loss) income		$(59,675)	$67,159	$34,198

Net (loss) income attributable to owner		$(63,293)	$69,805	$41,320
Net income (loss) attributable to non-controlling interests		3,618	(2,646)	(7,122)
Net (loss) income		$(59,675)	$67,159	$34,198

The accompanying notes are an integral part of the consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Years ended December 31,
	2020	2019	2018
	U.S. dollars in thousands

Net (loss) income	$(59,675)	$67,159	$34,198
Total comprehensive (loss) income	$(59,675)	$67,159	$34,198

Total comprehensive (loss) income attributable to owner	$(63,293)	$69,805	$41,320
Total comprehensive income (loss) attributable to non-controlling interests	3,618	(2,646)	(7,122)
Total comprehensive (loss) income	$(59,675)	$67,159	$34,198

The accompanying notes are an integral part of the consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF EQUITY

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	U.S. dollars in thousands

Balance at January 1, 2018	$413,087	$332,811	$41,631	$787,529	$28,957	$816,486
Net income (loss)	—	41,320	—	41,320	(7,122)	34,198
Total comprehensive income (loss)	—	41,320	—	41,320	(7,122)	34,198
Dividends to Owner	—	(171,800)	—	(171,800)	—	(171,800)
Non-controlling interests contributions	—	—	—	—	762	762
Balance at December 31, 2018	413,087	202,331	41,631	657,049	22,597	679,646
Net income (loss)	—	69,805	—	69,805	(2,646)	67,159
Total comprehensive income (loss)	—	69,805	—	69,805	(2,646)	67,159
Non-controlling interests contributions	—	—	—	—	12	12
Distributions to non-controlling interests	—	—	—	—	(3,869)	(3,869)
Balance at December 31, 2019	413,087	272,136	41,631	726,854	16,094	742,948
Net (loss) income	—	(63,293)	—	(63,293)	3,618	(59,675)
Total comprehensive (loss) income	—	(63,293)	—	(63,293)	3,618	(59,675)
Contributions from Owner	280,467	—	—	280,467	12,325	292,792
Dividends declared to Owner	—	(14,258)	—	(14,258)	—	(14,258)
Non-controlling interests contributions	—	—	—	—	3,868	3,868
Distributions to non-controlling interests	—	—	—	—	(28)	(28)
Balance at December 31, 2020	$693,554	$194,585	$41,631	$929,770	$35,877	$965,647

The accompanying notes are an integral part of the consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2020	2019		2018
	U.S. dollars in thousands
Cash Flows from Operating Activities:
Net (loss) income	$(59,675)	$67,159		$34,198
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Equity in loss (income) of unconsolidated joint ventures	29,593	(31,206)		(17,469)
Fair value adjustment on investment properties, net	24,214	(22,142)		(17,111)
Depreciation	832	—		—
Transaction and related costs	6,018	4,462		—
Gain (loss) on extinguishment of debt	(415)	1,106		494
Provision for loss on debt investments	—	—		2,500
Deferred rent	(3,918)	(4,127)		(4,736)
Bad debt expense	2,306	363		161
Financing expense	30,142	28,849		31,054
Financing income	(318)	(1,842)		(1,798)
Finance loss (income) from financial assets at fair value through profit or loss	6,435	(26,478)		12,579
Interest income from debt instruments, net	—	(369)		(2,018)
Foreign currency transaction loss (gain), net	2,912	12,498		(10,141)
	38,126	28,273		27,713
Changes in assets and liabilities:
Restricted cash	690	443		2,272
Rents and other receivables	(3,264)	(289)		(705)
Prepaid expenses and other assets	637	284		(1,007)
Accounts payable and accrued liabilities	(3,128)	(3,705)		3,008
Rental security deposits	(93)	(262)		(603)
Due to Owner	201	—		—
Other liabilities	650	10		73
Lease incentive additions	(2,014)	(2,130)		(1,109)
	(6,321)	(5,649)		1,929
Net cash provided by operating activities	31,805	22,624		29,642
Cash Flows from Investing Activities:
Acquisitions of investment properties	(19,312)	(90,266)		(312,348)
Acquisition of PORT *)	—	(52,992)		—
Acquisition of BPT **)	403	—	—	—
POSOR II merger ***)	3,717	—	—	—
Improvements to investment properties	(25,048)	(36,380)		(37,423)
Proceeds from sales of investment properties, net	332	141,548		248,834
Additions to property plant and equipment - hotels	(94)	—		—
Deferred proceeds related to sale of real estate	—	—		1,390
Reimbursement of construction costs	—	—		1,636
Repayment of debt investments	—	7,750		4,500
Proceeds from insurance claims	—	438		—
Distributions of capital from investment in joint venture	—	7,800		—
Investment in unconsolidated joint venture	(12,620)	(20,846)		(1,320)
Investments in financial assets at fair value through profit or loss, net	(35,971)	(26,223)		(30,609)
Distribution from financial assets at fair value through profit or loss, net	1,370	251		2,627
Proceeds from the sale of investments in financial assets at fair value through profit or loss, net	10,964	28,034		27,786
Purchase of interest rate cap	(16)	(28)		(163)
Proceeds from disposition of foreign currency collars	14,125	—		—
Interest income received	316	2,725		3,713
Dividend income received from financial assets at fair value through profit or loss	6,214	6,112		6,176
Funding for development obligations	—	(88)		(1,170)
Due from (to) Owner	—	4,500		(4,500)
Net cash used in investing activities	(55,620)	(27,665)		(90,871)

The accompanying notes are an integral part of the consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2020	2019	2018
	U.S. dollars in thousands
Cash Flows from Financing Activities:
Proceeds from debentures, notes and bonds payable	112,480	84,268	223,425
Principal payments on notes and bond payable	(70,649)	(126,603)	(152,516)
Payments of deferred financing costs	(2,570)	(1,123)	(3,390)
Interest paid	(24,528)	(25,703)	(27,029)
Release of restricted cash for debt service obligations	1,011	276	—
Proceeds from Series A Cumulative Convertible Redeemable Preferred Stock	—	15,008	—
Non-controlling interests contributions	844	12	762
Distributions to non-controlling interests	(28)	(3,869)	—
Dividends to Owner	(2,500)	—	(171,800)
Other financing proceeds, net	—	1,822	—
Net cash provided by (used in) financing activities	14,060	(55,912)	(130,548)
Effect of exchange rate changes on cash and cash equivalents	764	1,651	(229)
Net decrease in cash and cash equivalents	(8,991)	(59,302)	(192,006)
Cash and cash equivalents, beginning of period	68,378	127,680	319,686
Cash and cash equivalents, end of period	$59,387	$68,378	$127,680

Supplemental Disclosure of Noncash Activities:

Increase in lease commission payable	$—	$693	$345
Accrual improvements to real estate	$2,733	$5,302	$3,363
Distribution payable to Owner	$11,758	$—	$—

*)    Assets and liabilities assumed in connection with Pacific Oak Residential Trust acquisition:

Restricted cash	$—	$1,667	$—
Rents and other receivables	—	989	—
Prepaid expenses and other assets	—	634	—
Investment property	—	109,922	—
Notes payable	—	(61,885)	—
Accounts payable and accrued liabilities	—	(1,893)	—
Rental security deposits	—	(904)	—
Transaction and related costs	—	4,462	—
Cash paid in connection with Pacific Oak Residential Trust acquisition	$—	$52,992	$—

**)    Assets and liabilities assumed or eliminated in connection with Battery Point Trust acquisition:

Rents and other receivables	$17	$—	$—
Prepaid expenses and other assets	4	—	—
Investment property	56,148	—	—
Financial assets at fair value through profit or loss	(16,000)	—	—
Notes payable	(36,003)	—	—
Accounts payable and accrued liabilities	(344)	—	—
Due to Owner	(721)	—	—
Other liabilities	(480)	—	—
Non-controlling interests	(3,024)	—	—
Cash assumed in connection with Battery Point Trust acquisition	$(403)	$—	$—

The accompanying notes are an integral part of the consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

***)    Assets and liabilities assumed in connection with POSOR II merger:

Rents and other receivables	$2,567	$—	$—
Prepaid expenses and other assets	3,341	—	—
Investment property	465,908	—	—
Property plant and equipment - hotels, net	137,000	—	—
Investment in joint ventures	3,150	—	—
Financial assets at fair value through profit or loss	6,271	—	—
Restricted cash	3,243	—	—
Goodwill	16,342	—	—
Notes payable	(328,203)	—	—
Accounts payable and accrued liabilities	(9,926)	—	—
Due to Owner	(2,123)	—	—
Lease obligation	(9,258)	—	—
Other liabilities	(3,788)	—	—
Rental security deposits	(1,467)	—	—
Owner's net equity	(280,467)	—	—
Non-controlling interests	(12,325)	—	—
Transaction and related costs	6,018	—	—
Cash assumed in connection with POSOR II merger	$(3,717)	$—	$—

The accompanying notes are an integral part of the consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 1:    GENERAL

Definitions in these financial statements:

The Company	-	PACIFIC OAK SOR (BVI) Holdings, Ltd.

The Group	-	The Company and its Subsidiaries

Operating Partnership	-	Pacific Oak Strategic Opportunity Limited Partnership

Subsidiaries	-	Companies that are controlled by the Company (as defined in IFRS 10) and whose accounts are consolidated with those of the Company.

Joint ventures	-	Companies in which the Company has joint control are accounted for in the consolidated financial statements of the Company using the equity method.

Investees	-	Subsidiaries and Joint ventures.

Related parties	-	As defined in IAS 24.

Interested parties and controlling shareholder	-	As defined in the Israeli Securities Regulations (Annual Financial Statements), 2010.

Dollar	-	United States dollar or USD.

Pacific Oak SOR (BVI) Holdings, Ltd. (the "Company") was incorporated on December 18, 2015 as a private company limited by shares according to the British Virgin Islands ("BVI") Business Companies Act, 2004. The Company is authorized to issue a maximum of 50,000 common shares with no par value. Upon incorporation the Company issued one certificate containing 10,000 common shares with no par value. On March 8, 2016, the Company issued 10,000 common shares with no par value to the Operating Partnership.

The Company and its subsidiaries (the "Group") operate in the investment real estate segment in the United States, which includes mainly investment in office and residential real estate and undeveloped lands. In addition, the Company invests in real estate-related loans and real estate equity securities.

The Company is a wholly-owned subsidiary of Pacific Oak Strategic Opportunity Limited Partnership (the "Operating Partnership", the "Owner" or "Controlling Shareholder"), a Delaware limited partnership formed on December 10, 2008. Pacific Oak Strategic Opportunity REIT, Inc. (formerly known as KBS Strategic Opportunity REIT, Inc.) ("Pacific Oak REIT" or "Parent Company"), a Maryland corporation incorporated on October 8, 2008, is the sole general partner of, and owns a 0.1% partnership interest in, the Operating Partnership. Pacific Oak Strategic Opportunity Holdings LLC ("REIT Holdings"), a Delaware limited liability company formed on December 9, 2008, owns the remaining 99.9% interest in the Operating Partnership and is its sole limited partner. Pacific Oak REIT is the sole member and manager of REIT Holdings. The Company is a wholly-owned subsidiary of Pacific Oak REIT.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 1:    GENERAL (Cont.)

On February 19, 2020, the Parent Company, Pacific Oak SOR II, LLC, an indirect subsidiary of the Company and the Parent Company (“Merger Sub”), and Pacific Oak Strategic Opportunity REIT II, Inc. (“POSOR II”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, POSOR II will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger (the “Surviving Entity”), such that following the Merger, the Surviving Entity will continue as an indirect subsidiary of the Parent Company. As a result of the Merger, POSOR II would cease to exist. At the effective time of the Merger and subject to the terms and conditions of the Merger Agreement, each issued and outstanding share of POSOR II’s common stock (or a fraction thereof), $0.01 par value per share, will be converted into the right to receive 0.9643 shares of the Parent Company’s common stock, par value $0.01 per share. The combined company after the Merger will retain the name “Pacific Oak Strategic Opportunity REIT, Inc.” On October 5, 2020, pursuant to the Merger Agreement, POSOR II merged with and into Merger Sub, with Merger Sub surviving as an indirect subsidiary of the Company.

As of December 31, 2020, the Company owned nine office properties, one office portfolio consisting of four office buildings and 14 acres of undeveloped land, two apartment properties, two hotel properties, one residential home portfolio consisting of 1,766 single-family homes, three investments in undeveloped land with approximately 1,000 developable acres, one development office/retail property, four investments in unconsolidated joint ventures, three investments in financial assets at fair value through profit or loss.

During the years ended December 31, 2020, 2019 and 2018, the Company declared distributions in the aggregate of $14.3 million, $0, $171.8 million to the Owner, respectively.

As of December 31, 2020 and 2019, the Company had a distribution payable to the Owner in the amount of $11.8 million and $0, respectively.

COVID-19:

The recent global outbreak of COVID-19 (more commonly known as the Coronavirus) has significantly disrupted economic markets and impacted commercial activity worldwide, including the US, and the prolonged economic impact is uncertain. Some economists and major investment banks have expressed concern that the continued spread of the virus globally will lead to a world-wide economic downturn. Customers and potential customers of the properties we own could be adversely affected by the disruption to business caused by the global outbreak of the Coronavirus. This could lead to similar negative impacts on our business. As a result of the disrupted economic markets, the Company’s investment in real estate equity securities has experienced significant unrealized losses and investment properties have experienced a negative fair value adjustment in the year ended December 31, 2020. During the year ended December 31, 2020, the Company recognized a $24.2 million loss on fair value adjustment of investment properties, net.

As of December 31, 2020, the Company's office properties were 76% occupied, single-family homes were 94% occupied and apartment properties were 90% occupied. The Company has collected 95% of December 2020 rental charges and the Company did not identify any material trends of non-payment (concessions) of rental fees.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES

The following accounting policies have been applied consistently in the financial statements for all periods presented, unless otherwise stated.

a.    Basis of presentation of the consolidated financial statements:

These financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS"). Furthermore, the financial statements have been prepared in conformity with the provisions of the Israeli Securities Regulations (Annual Financial Statements), 2010.

The consolidated financial statements have been prepared on a cost basis, except for investment properties, financial assets and liabilities (including derivative instruments) and financial assets at fair value through profit and loss, that are presented at fair value and investments in joint ventures, which are presented using the equity method. The consolidated financial statements are presented in USD and all values are rounded to the nearest thousands, except when otherwise indicated.

b.    The operating cycle:

The operating cycle of the company is one year.

c.    Consolidated financial statements:

The consolidated financial statements comprise the financial statements of companies that are controlled by the Company (subsidiaries). Control is achieved when the Company is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Potential voting rights are considered when assessing whether an entity has control. The consolidation of the financial statements commences on the date on which control is obtained and ends when such control ceases.

The financial statements of the Company and of the subsidiaries are prepared as of the same dates and periods. The consolidated financial statements are prepared using uniform accounting policies by all companies in the Group. Significant intragroup balances and transactions and gains or losses resulting from intragroup transactions are eliminated in full in the consolidated financial statements.

Non-controlling interests in subsidiaries represent the equity in subsidiaries not attributable, directly or indirectly, to a parent. Non-controlling interests are presented in equity separately from the equity attributable to the equity holders of the Company. Profit or loss and components of other comprehensive income are attributed to the Company and to non-controlling interests. Losses are attributed to non-controlling interests even if they result in a negative balance of non-controlling interests in the consolidated statement of financial position.

In respect of profit sharing contractual arrangements that establish different rates than the ownership interests in those companies that also consist of distribution waterfalls, the Company adopts the hypothetical liquidation at book value approach, i.e. the share of the Company and the non-controlling interest holders in the subsidiary's earnings is calculated assuming that the subsidiary had recognized or distributed the assets based on their book value, taking into consideration other distributions and investments made.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Upon disposal of a subsidiary while losing control, the Company:

-    Derecognizes the assets and liabilities of the subsidiary.
-    Derecognizes the balance in the financial statements of the non-controlling interests.
-    Recognizes the fair value of the consideration received.
-    Recognizes the fair value of any remaining investment.
-    Recognizes any difference created (surplus or deficit) as profit or loss.

d.    Business combinations and goodwill:

Business combinations are accounted for by applying the acquisition method. The cost of the acquisition is measured at the fair value of the consideration transferred on the acquisition date with the addition of non-controlling interests in the acquiree. In each business combination, the Company chooses whether to measure the non-controlling interests in the acquiree based on their fair value on the acquisition date or at their proportionate share in the fair value of the acquiree's net identifiable assets.

Direct acquisition costs are carried to the statement of profit or loss as incurred.

In a business combination achieved in stages, equity interests in the acquiree that had been held by the acquirer prior to obtaining control are measured at the acquisition date fair value while recognizing a gain or loss resulting from the revaluation of the prior investment on the date of achieving control.

Goodwill, if any, is initially measured at cost which represents the excess of the acquisition consideration and the amount of non-controlling interests over the net identifiable assets acquired and liabilities assumed. If the resulting amount is negative, the acquirer recognizes the resulting gain on the acquisition date.

Consideration paid in transactions which are accounted for as an asset acquisition rather than business combination is allocated to assets acquired and liabilities assumed based on relative fair value approach. Acquisition fees and expenses are capitalized into the cost basis of an asset acquisition. Additionally, during the time in which the Company is incurring costs necessary to bring these investments to their intended use, certain costs such as legal fees, real estate taxes and insurance and financing costs are also capitalized.

e.    Investment in joint arrangements:

Joint arrangements are arrangements in which the Company has joint control. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control.

Joint ventures:

In joint ventures the parties that have joint control of the arrangement have rights to the net assets of the arrangement. A joint venture is accounted for using the equity method.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

f.    Investments accounted for using the equity method:

The Company's investments in joint ventures are accounted for using the equity method.

Under the equity method, the investment in the joint venture is presented at cost with the addition of post-acquisition changes in the Company's share of net assets, including other comprehensive income of the associate or the joint venture. Gains and losses resulting from transactions between the Company and the associate or the joint venture are eliminated to the extent of the interest in the associate or in the joint venture.

Goodwill relating to the acquisition of an associate or a joint venture is presented as part of the investment in the associate or the joint venture, measured at cost and not systematically amortized. Goodwill is evaluated for impairment as part of the investment in the associate or in the joint venture as a whole.

The financial statements of the Company and of the joint venture are prepared as of the same dates and periods. The accounting policies applied in the financial statements of the associate or the joint venture are uniform and consistent with the policies applied in the financial statements of the Company.

The equity method is applied until the loss of joint control of the joint venture or its classification as an investment held for sale. The Company continues to apply the equity method even in cases where an investment in a joint venture becomes an investment in an associate. The Company applies the provisions of IFRS 5 to the investment or part of the investment in a joint venture that is classified as held for sale. Any portion of this investment that is not classified as held for sale continues to be accounted for using the equity method.

At the date of the loss of material influence or joint control, the Company measures any investment remaining in the joint venture at fair value and recognizes the difference between the consideration from disposal of the joint venture and the fair value of the remaining investment and the carrying amount of the investment realized at that date in profit or loss.

g.    Functional currency, presentation currency and foreign currency:

1.    Functional currency and presentation currency:

The functional and presentation currency of the financial statements is the US dollar.

The Company determines the functional currency of each Group entity, including companies accounted for using the equity method.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

2.    Transactions, assets and liabilities in foreign currency:

Transactions denominated in foreign currency are recorded upon initial recognition at the exchange rate at the date of the transaction. After initial recognition, monetary assets and liabilities denominated in foreign currency are translated at each reporting date into the functional currency at the exchange rate at that date. Exchange rate differences, other than those capitalized to qualifying assets or accounted for as hedging transactions in equity, are recognized in profit or loss. Non-monetary assets and liabilities denominated in foreign currency and measured at cost are translated at the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currency and measured at fair value are translated into the functional currency using the exchange rate prevailing at the date when the fair value was determined.

h.    Cash and cash equivalents:

Cash equivalents are considered as highly liquid investments, including unrestricted short-term bank deposits with an original maturity of three months or less from the date of investment or with a maturity of more than three months, but which are redeemable on demand without penalty and which form part of the Company's cash management.

i.    Short-term deposits:

Short-term bank deposits are deposits with an original maturity of more than three months from the date of investment and which do not meet the definition of cash equivalents. The deposits are presented according to their terms of deposit.

j.    Insurance proceeds for Property Damages:

The Company maintains an insurance policy that provides coverage for property damages and business interruption.  Losses due to physical damages are recognized during the accounting period in which they occur, while the amount of monetary assets to be received from the insurance policy is recognized when receipt of insurance recoveries become receivable.

Revenue recognition:

Revenues are recognized in profit or loss when they can be reliably measured, it is probable that the economic benefits associated with the transaction will flow to the Company and the costs incurred or to be incurred in respect of the transaction can be reliably measured. Revenues are measured at the fair value of the consideration in a transaction received, net of discounts.

The specific criteria for revenue recognition which must be fulfilled for the following types of revenues are as follows:

1.Revenues from hospitality services are recognized in the financial statements as the services are rendered.
2.    Revenues from hotel management fees are recognized in the financial statements on an accrual's basis over the term of the management of each hotel.
3.    Revenues from rental fees are recognized in the financial statements over the rental period.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

k.    Financial instruments:

1.    Financial assets:

Financial assets are classified at initial recognition at fair value plus transaction costs that can be directly attributed to the purchase of the financial asset, except in the case of a financial asset measured at fair value through profit or loss, in respect of which transaction costs are recognized directly to profit or loss.

The classification of financial assets at initial recognition depends on the financial asset’s following characteristics:

(a)    The Group’s business model for managing financial assets, and;

(b)    the contractual cash flow characteristics of the financial asset.

The Company measures debt instrument at amortised cost if:

The financial asset is held within a business model with the objective to hold financial assets in order to collect contractual cash flows, and; the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding .

Financial assets at amortised cost are subsequently measured using the effective interest (EIR) method and are subject to impairment. Gains and losses are recognised in profit or loss when the asset is derecognised, modified or impaired.

Equity instruments and other financial assets held for trading:

Investments in equity instruments does not meet the above criteria and are therefore measured at fair value through profit or loss.

Other financial assets held for trading such as derivatives, including embedded derivatives that were separated from a host contract, will be measured at fair value through profit or loss unless they are designated as instruments for effective hedging.

In respect of equity instruments that are not held for trading, at the date of initial recognition, the Company made an unalterable choice, to present them in other comprehensive income, subsequent changes in fair value that would otherwise not been measured at fair value through profit or loss. These changes will not be carried to future profit or loss even when the investment is derecognized.

Dividends from investments in equity instruments are recognized in profit or loss when the right to receive the dividends is established.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

2.    Impairment of financial assets:

The Company examines at each reporting date the provision for loss in respect of financial debt instruments that are not measured at fair value through profit or loss.

The Company distinguishes between two situations of recognition of a provision for loss;

a)     Debt instruments where there has been no significant deterioration in the quality of their credit since the initial recognition or in cases where the credit risk is low - the provision for loss recognized for this debt instrument will take into account projected credit losses in the 12-month period following the reporting date;

b)     Debt instruments with significant deterioration in their credit quality since their initial recognition and for which the credit risk is not low, the provision for a loss to be recognized will take into account anticipated credit losses - over the remaining life of the instrument.

The Company implements the relief prescribed in the Standard, according to which it assumes that the credit risk of a debt instrument did not increase significantly from the date of initial recognition if it was determined at the reporting date that the instrument has a low credit risk, for example when the instrument has an external rating of "investment grade".

Impairment in respect of debt instruments measured at amortized cost will be carried to profit or loss against provision, while impairment in respect of debt instruments measured at fair value through other comprehensive income will be charged against a capital reserve and will not reduce the book value of the financial asset in the statement of financial position.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company has financial assets with short credit periods such as customers, for which it is entitled to implement the relief prescribed in the model, i.e., the Company will measure the provision for loss in an amount equal to expected credit losses throughout the life of the instrument. The Company chose to apply the relief regarding these financial assets.

3.    Derecognition of financial assets:

The company derecognizes financial asset when and only when:

a)    The rights to receive cash flows from the asset have expired, or;

b)    The Company transfers substantially all the risks and rewards deriving from the contractual rights to receive the cash flows from the financial asset or when some of the risks and rewards in the transfer of the financial asset remain with the Company, but it may be said that it transferred the control over the asset.

c)    The Company retains the contractual rights to receive the cash flows deriving from the financial asset, but assumes a contractual obligation to pay these cash flows in full to a third party, without material delay.

4.    Financial liabilities:

a)     Financial liabilities measured at amortized cost

At initial recognition, the company measures financial liabilities at fair value net of directly attributable transaction costs.

After initial recognition, the Company measures all financial liabilities at amortized cost using the effective interest method.

5.    Derecognition of financial liabilities:

The Company derecognizes a financial liability when and only when, it is extinguished - i.e. when the obligation defined in the contract is discharged or canceled or expires.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

l.    Taxes on income:

According to the relevant tax laws in the BVI and in the U.S.A, substantially all of the companies in the Group are considered "pass through" entities. Accordingly, no provision has been made for federal and state income taxes or other income tax benefits in the accompanying financial statements as taxable income and losses are reported in the tax return of the shareholders.

In order to continue to qualify as a REIT, the Parent Company conducts certain business activities through a taxable REIT subsidiary (“TRS”).  Any TRSs the Company forms will incur taxes or accrue tax benefits consistent with a “C” corporation; however, such amount was not material as of December 31, 2020 and 2019.

m.    Leases:

The accounting policy for leases applied before December 31, 2018, is as follows:

The criteria for classifying leases as finance or operating leases depend on the substance of the agreements and are made at the inception of the lease in accordance with the following principles as set out in IAS 17.

The group as a lessor

Operating leases

Leases in which the group does not transfer to the lessee substantially all the risks and rewards incidental to ownership of the leased asset are classified as operating leases. Rental income is recognized in profit or loss on a straight-line basis over the lease term. Initial direct costs incurred in respect of the lease agreement are added to the carrying amount of the leased asset and recognized as an expense over the lease term on the same basis as the rental income. Contingent rent is recognized as income in the statement of profit or loss when the company is entitled to receive such income.

The accounting policy for leases applied effective from January 1, 2019, is as follows:

The group as a lessor

Operating lease

A lease in which substantially all the risks and rewards incidental to ownership of the leased asset have not been transferred to the lessee is classified as an operating lease. Lease payments are recognized as income in profit or loss on a straight-line basis over the lease term. Initial direct costs incurred in respect of the lease agreement are added to the carrying amount of the underlying asset and recognized as an expense over the lease term on the same basis as the lease income.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

n.    Investment property:

An investment property is property (land or a building or both) held by the owner (lessor under an operating lease) or by the lessee under a finance lease to earn rentals or for capital appreciation or both rather than for use in the production or supply of goods or services, for administrative purposes or for sale in the ordinary course of business.

Investment property is derecognized on disposal or when the investment property ceases to be used and no future economic benefits are expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in profit or loss in the period of the disposal.

Investment property is measured initially at cost, including costs directly attributable to the acquisition. After initial recognition, investment property is measured at fair value which reflects market conditions at the reporting date. Gains or losses arising from changes in the fair value of investment property are included in profit or loss when they arise. Investment property is not systematically amortized.

In determining the fair value of investment property, the Company relies on valuations performed by external independent valuation specialists who are experts in real estate valuations and who have the necessary knowledge and experience.

o.    Fair value measurement:

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities measured at fair value or for which fair value is disclosed are categorized into levels within the fair value hierarchy based on the lowest level input that is significant to the entire fair value measurement:

Level 1	-	quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2	-	inputs other than quoted prices included within Level 1 that are observable directly or indirectly.
Level 3	-	inputs that are not based on observable market data (valuation techniques which use inputs that are not based on observable market data).
p.    Property, plant and equipment

Items of property, plant and equipment are presented at cost, with the addition of direct acquisition costs, less accumulated depreciation, accumulated impairment losses and any related investment grants and excluding routine maintenance expenses.

Components of an item of property, plant and equipment with a cost that is significant in relation to the total cost of the item are depreciated separately using the component method.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Depreciation is calculated in equal annual installments on a straight-line basis over the useful life of the assets as follows:

Buildings	39 years
Furniture and equipment	5 years
Leasehold improvements	20 years

Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term (including the extension option held by the Group which it intends to exercise) and the expected life of the improvement.

The useful life, the depreciation method and the residual value of an asset are reviewed at least each year-end and any changes are accounted for prospectively as a change in accounting estimate.

Depreciation of an asset ceases at the earlier of the date that the asset is classified as held for sale and the date that the asset is derecognized.

q.    Provisions:

A provision in accordance with IAS 37 is recognized when the Company has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

r.    Initial adoption of new financial reporting and accounting standards and amendments to existing financial Reporting and accounting standards:

IAS 1

The Company has elected to early adopt IAS 1, "Presentation of Financial Statement: Amendments to classification of liabilities as current or non-current." The Company has elected to early adopt IAS 1, "Presentation of Financial Statement: Amendments to classification of liabilities as current or non-current." The adoption of the IAS 1 amendment on January 1, 2020, applied retrospectively, resulted in the reclassification of $51.2 million as of December 31, 2019 for notes and bond payable, net from current liabilities to long term liabilities as a result of the Company's analysis. Due to the amendment, the accounting policy of the company is:

a.Only the existing rights of the company at the end of the reporting period, will be used to determine if the Company has the right to exclude the obligation.

b.The consideration and the discretion in the Company's ability to postpone the payment for period of 12 months from the report period.

c.Disposal of liability can be done through transfer of cash but, also in capital instruments of the entity, assets or services.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Amendment to IFRS 3, "Business Combinations":

In October 2018, the IASB issued an amendment to the definition of a "business" in IFRS 3, "Business Combinations" ("the Amendment").

The Amendment clarifies that in order to meet the definition of a "business", an acquired set of activities and assets must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output. The Amendment also clarifies that a business can exist without including all of the inputs and processes necessary to create outputs. The Amendment includes an optional concentration test that permits a simplified assessment of whether an acquired set of activities and assets is not a business, with no need for other assessments.

The Amendment is to be applied to business combinations and asset acquisitions for which the acquisition date is on or after January 1, 2020.

The initial application of the Amendment did not have a material effect on the Company's financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 3:    SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS USED IN THE PREPARATION OF THE FINANCIAL STATEMENTS

In the process of applying the significant accounting policies, the Company has made the following judgments which have the most significant effect on the amounts recognized in the financial statements:

Estimates and assumptions:

The preparation of the financial statements requires management to make estimates and assumptions that have an effect on the application of the accounting policies and on the reported amounts of assets, liabilities, revenues and expenses. Changes in accounting estimates are reported in the period of the change in estimate.

The key assumptions made in the financial statements concerning uncertainties at the reporting date and the critical estimates computed by the Company that may result in a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

-    Investment properties

Investment property that can be reliably measured is presented at fair value at the reporting date. Changes in its fair value are recognized in profit or loss. Fair value is determined generally by external independent valuation specialists using valuation techniques and assumptions as to estimates of projected future cash flows from the property and estimate of the suitable discount rate for these cash flows. When possible, fair value is determined based on recent real estate transactions with similar characteristics and location of the valued property.

In determining the fair value of investment property, valuation specialists and the Company's management are required to use certain assumptions in order to estimate the future cash flows from the properties regarding the required yield rates on the Company's properties, the future rental rates, occupancy rates, lease renewals, the probability of leasing vacant spaces, property operating expenses, the financial strength of tenants and the implications of any investments for future development. Changes in the assumptions that are used to measure investment property may lead to a change in fair value.

-    Legal claims:

In estimating the likelihood of outcome of legal claims filed against the Company and its investees, the companies rely on the opinion of their legal counsel. These estimates are based on the legal counsel's best professional judgment, taking into account the stage of proceedings and legal precedents in respect of the different issues. Since the outcome of the claims will be determined in courts, the results could differ from these estimates.

-    Determining the fair value of an unquoted financial asset:

The fair value of unquoted financial assets in Level 3 of the fair value hierarchy is determined using valuation techniques, generally using future cash flows discounted at current rates applicable for items with similar terms and risk characteristics. Changes in estimated future cash flows and estimated discount rates, after consideration of risks such as liquidity risk, credit risk and volatility, are liable to affect the fair value of these assets.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 4:    DISCLOSURE OF NEW STANDARDS IN THE PERIOD PRIOR TO THEIR ADOPTION

Annual improvements to IFRSs 2018-2020:

In May 2020, the IASB issued certain amendments in the context of the Annual Improvements to IFRSs 2018-2020 Cycle. The main amendment is to IFRS 9, "Financial Instruments" ("the Amendment"). The Amendment clarifies which fees a company should include in the "10% test" described in paragraph B3.3.6 of IFRS 9 when assessing whether the terms of a debt instrument that has been modified or exchanged are substantially different from the terms of the original debt instrument.

The Amendment is effective for annual periods beginning on or after January 1, 2022. The Amendment is to be applied to debt instruments that are modified or exchanged commencing from the year in which the Amendment is first applied.

The initial application of the Amendment did not have a material effect on the Company's financial statements.

Amendment to IAS 16, "Property, Plant and Equipment":

In May 2020, the IASB issued an amendment to IAS 16, "Property, Plant and Equipment" ("the Amendment"). The Amendment prohibits a company from deducting from the cost of property, plant and equipment ("PP&E") consideration received from the sales of items produced while the company is preparing the asset for its intended use. Instead, the company should recognize such consideration and related costs in profit or loss.

The Amendment is effective for annual reporting periods beginning on or after January 1, 2022, with earlier application permitted. The Amendment is to be applied retrospectively, but only to items of PP&E made available for use on or after the beginning of the earliest period presented in the financial statements in which the company first applies the Amendment. The company should recognize the cumulative effect of initially applying the Amendment as an adjustment to the opening balance of retained earnings at the beginning of the earliest period presented.

The Company estimates that the application of the Amendment is not expected to have a material impact on the financial statements.

Amendments to IFRS 9, IFRS 7, IFRS 16, IFRS 4 and IAS 39 regarding the IBOR reform:

In August 2020, the IASB issued amendments to IFRS 9, "Financial Instruments", IFRS 7, "Financial Instruments: Disclosures", IAS 39, "Financial Instruments: Recognition and Measurement", IFRS 4, "Insurance Contracts", and IFRS 16, "Leases" ("the Amendments").

The Amendments provide practical expedients when accounting for the effects of the replacement of benchmark InterBank Offered Rates (IBORs) by alternative Risk Free Interest Rates (RFRs).

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 4:    DISCLOSURE OF NEW STANDARDS IN THE PERIOD PRIOR TO THEIR ADOPTION (Cont.)

Pursuant to one of the practical expedients, an entity will treat contractual changes or changes to cash flows that are directly required by the reform as changes to a floating interest rate. That is, an entity recognizes the changes in interest rates as an adjustment of the effective interest rate without adjusting the carrying amount of the financial instrument. The use of this practical expedient is subject to the condition that the transition from IBOR to RFR takes place on an economically equivalent basis.

In addition, the Amendments permit changes required by the IBOR reform to be made to hedge designations and hedge documentation without the hedging relationship being discontinued, provided certain conditions are met. The Amendments also provide temporary relief from having to meet the "separately identifiable" requirement according to which a risk component must also be separately identifiable to be eligible for hedge accounting.

The Amendments include new disclosure requirements in connection with the expected effect of the reform on an entity's financial statements, such as how the entity is managing the process to transition to the interest rate reform, the risks to which it is exposed due to the reform and quantitative information about IBOR-referenced financial instruments that are expected to change.

The Amendments are effective for annual periods beginning on or after January 1, 2021. The Amendments are to be applied retrospectively. However, restatement of comparative periods is not required. Early application is permitted.

The Company estimates that the application of the Amendments is not expected to have a material impact on the financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 5:    BUSINESS COMBINATION

On October 5, 2020, pursuant to the Merger Agreement, POSOR II merged with and into Merger Sub, with Merger Sub surviving as an indirect subsidiary of the Company. The Company acquired two hotel properties, three office properties, one apartment building, one office/retail property, two investments in real estate equity securities, two investments in joint ventures, working capital and loans in connection with the POSOR II.

The following table summarizes the components of the consideration (in thousands except per share information):

POSOR II shares outstanding	30,046,568
Exchange ratio	0.9643
Total POSOR shares issued	28,973,906
POSOR price per share	$9.68
Estimated consideration paid	$280,467

The fair values of the assets acquired and liabilities assumed at the closing date were as follows:

Assets:
Cash	$9,735
Rents and other receivables	2,567
Prepaid expenses and other assets	3,341
Investment property	465,908
Property plant and equipment - hotels, net	137,000
Investment in joint ventures	3,150
Financial assets at fair value through profit or loss	6,271
Restricted cash	3,243
Total assets	631,215
Liabilities:
Notes payable	(328,203)
Accounts payable and accrued liabilities	(9,926)
Due to Owner	(2,123)
Other liabilities	(3,788)
Lease obligation	(9,258)
Rental security deposits	(1,467)
Total liabilities	(354,765)
Non-controlling interests	(12,325)
Fair value of identifiable intangible asset acquired:
Goodwill	16,342
Total consideration	$280,467

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 5:    BUSINESS COMBINATION (Cont.)

The Company recorded $16.3 million of goodwill which represents the excess of the purchase price over the fair value of assets acquired and liabilities assumed, and it is not deductible for income tax purposes. As of the merger date, goodwill primarily represents the estimated future benefits arising from other assets acquired that could not be individually identified and separately recognized and of the synergies and economies of scale expected from combining the operations of the Company and POSOR II. Goodwill has been allocated to the Company's reporting units, which are included in each applicable reportable business segment. The allocation was based on the relative fair value of each acquired reporting unit in accordance with IFRS 3. The Company recognized the fair value of the assets acquired and liabilities assumed in the business combination according to a provisional measurement. As of the date of the approval of the financial statements, a final valuation for the fair value of the identifiable assets acquired and liabilities assumed by an external valuation specialist has not been obtained. The purchase consideration and the fair value of the acquired assets and liabilities may be adjusted within 12 months from the acquisition date. At the date of final measurement, adjustments are generally made by restating comparative information previously determined provisionally.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 6:    INVESTMENT PROPERTIES

As of December 31, 2020, the Company owned nine office properties, one office portfolio consisting of four office buildings and 14 acres of undeveloped land encompassing, in the aggregate, approximately 3.8 million rentable square feet. As of December 31, 2020, these properties were 76% occupied. In addition, the Company owned one residential home portfolio consisting of 1,766 single-family homes and encompassing approximately 2.4 million rental square feet and two apartment properties containing 609 units and encompassing approximately 0.5 million rentable square feet, which was 94% and 90% occupied, respectively as of December 31, 2020. The Company also owned three investments in undeveloped land with approximately 1,000 developable acres and a development office/retail property.

The following table provides summary information regarding the Company's investment properties as of December 31, 2020 and 2019 (in thousands):

	Date Acquired or Foreclosed on				Fair Value as of December 31,		Ownership %
Property		City	State	Property Type	2020	2019

Richardson Office Portfolio	11/23/2011	Richardson	TX	Office	$73,412	$80,942	90.0%
Undeveloped Land	11/23/2011	Richardson	TX	Undeveloped Land	13,200	12,770	90.0%
Total Richardson Portfolio					86,612	93,712
Park Highlands	12/30/2011	North Las Vegas	NV	Undeveloped Land	148,533	153,570	100.0%	(1)
Park Highlands II	12/10/2013	North Las Vegas	NV	Undeveloped Land	49,625	51,778	100.0%	(1)
Park Centre	03/28/2013	Austin	TX	Office	41,183	42,732	100.0%
1180 Raymond	08/20/2013	Newark	NJ	Apartment	58,392	68,042	100.0%
Richardson Land II	09/04/2014	Richardson	TX	Undeveloped Land	7,080	7,080	90.0%
Crown Pointe	02/14/2017	Dunwoody	GA	Office	93,156	98,146	100.0%
The Marq	03/01/2018	Minneapolis	MN	Office	106,885	102,565	100.0%
City Tower	03/06/2018	Orange	CA	Office	159,043	160,064	100.0%
Eight & Nine Corporate Centre	06/08/2018	Franklin	TN	Office	78,119	80,652	100.0%
Georgia 400 Center	05/23/2019	Alpharetta	GA	Office	87,313	91,355	100.0%
Single-Family Homes Portfolio (2)	Various	Various	Various	Single-Family Homes	218,131	110,134	96.1%
Lincoln Court (3)	10/05/2020	Campbell	CA	Office	59,980	—	100.0%
Lofts at NoHo Commons (3)	10/05/2020	North Hollywood	CA	Apartment	118,641	—	90.0%
210 West 31st Street (3)	10/05/2020	New York	NY	Office/Retail	51,467	—	80.0%
Oakland City Center (3)	10/05/2020	Oakland	CA	Office	202,187	—	100.0%
Madison Square (3)	10/05/2020	Phoenix	AZ	Office	35,586	—	90.0%
					$1,601,933	$1,059,830

(1)The Company owns 100% of the common members’ equity of Park Highlands and Park Highlands II. On September 7, 2016 and January 8, 2019, a subsidiary of the Company that owns a portion of Park Highlands and Park Highlands II, sold 820 units of 10% Class A non-voting preferred membership units for $0.8 million and 1,927 units of 10% Class A2 non-voting preferred membership units for $1.9 million, respectively, to accredited investors. The amount of the Class A and A2 non-voting preferred membership units raised, net of offering costs, is included in other liabilities on the accompanying consolidated statement of financial position.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 6:    INVESTMENT PROPERTIES (Cont.)

(2)Chicago Acquisition:

On May 28, 2020, the Company acquired a single-family home portfolio consisting of 196 home in Chicago, Illinois. The seller is not affiliated with the Company or the Advisor. The purchase price was $17.2 million. The Company recognized a $0.4 million loss related to acquisition fees and expenses recorded at fair value adjustment of investment properties, net in the accompanying consolidated statements of operations. The Company funded the purchase with cash on hand and from a $12.0 million mortgage loan. The mortgage loan matures on March 31, 2021 and bears interest at a fixed rate of 5.0% through November 30, 2020 and 6.5% from December 1, 2020 through March 31, 2021. The Company intends to refinance the loan prior to maturity and does not anticipate any challenges in refinancing given the Company’s relationship with third-party lenders and its past experience placing debt on its properties.

Battery Point Trust Inc. Acquisition:

On July 1, 2020, the Company acquired, through its subsidiaries, Battery Point Trust Inc., a Maryland corporation (“Battery Point”). Battery Point is a real estate investment trust that owns 559 single-family rental homes throughout the Midwestern and Southeastern United States. All of these assets are held by the Company through its subsidiary, PORT OP LP (formerly known as Reven Housing REIT OP, L.P.), a Delaware limited partnership (“PORT OP”).

The Company acquired Battery Point by acquiring all the 1,000,000 outstanding shares of Battery Point common stock from BPT Holdings, LLC (“BPT Holdings”), a wholly owned subsidiary of the Advisor. The Advisor is the company’s external advisor and is owned and controlled by Keith D. Hall, the Company’s Chief Executive Officer and a director, and Peter M. McMillan, the Company’s President and Chairman of the Board. In exchange, BPT Holdings received 510,816 common equity units in PORT OP, approximately 4.5% of the outstanding common equity units. The value of the interests exchanged was estimated by the participants at approximately $3.0 million. As a result of the Battery Point acquisition, the Company’s 640,000 shares of Battery Point Series A-3 Preferred Units were eliminated in consolidation. The Company also assumed a $36.6 million mortgage loan and recorded this acquisition as an asset acquisition.

As of December 31, 2020, the Company owned single-family homes in 18 different states. Below is the Single-Family Home Portfolio movement (in thousands):

	2020	2019
Balance as of January 1	$110,134	$—
Acquisitions	75,461	109,922
Improvements	2,136	212
Lease commission costs	310	26
Disposals	(332)	—
Fair value adjustments, net	30,422	(26)
Balance as of December 31	$218,131	$110,134

(3)This property was acquired in connection with the business combination on October 5, 2020. See Note 5 "Business Combination".

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 6:    INVESTMENT PROPERTIES (Cont.)

The following are the movements in the investment properties:

	2020		2019
Balance as of January 1	$1,059,830		$956,747
Acquisitions	541,369	*	200,188
Improvements	16,887		34,263
Lease incentives, net	5,579		6,239
Lease commission costs	2,814		5,448
Disposals	(332)		(165,197)
Fair value adjustments, net	(24,214)		22,142
Balance as of December 31	$1,601,933		$1,059,830

*Acquisitions in 2020 includes the investment properties acquired in connection with the POSOR II Merger.

Operating Leases:

Certain of the Company's real estate properties are leased to tenants under operating leases for which the terms and expirations vary. As of December 31, 2020, the leases, excluding options to extend and apartment leases, which have terms that are generally one year or less, had remaining terms of up to 14.6 years with a weighted-average remaining term of 4.3 years. Some of the leases have options to extend the lease agreements, options for early termination after paying a specified penalty and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Generally, upon the execution of a lease, the Company requires a security deposit from tenants in the form of a cash deposit and/or a letter of credit. The amount required as a security deposit varies depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts.

Therefore, exposure to credit risk exists to the extent that a receivable from a tenant exceeds the amount of its security deposit. Security deposits received in cash and assumed in real estate acquisitions or foreclosures related to tenant leases are included in rental security deposits in the accompanying consolidated statements of financial position and totaled $5.7 million and $4.3 million as of December 31, 2020 and 2019, respectively.

During the years ended December 31, 2020, 2019 and 2018, the Company recognized deferred rent from tenants of $3.9 million, $4.1 million and $4.7 million, respectively, net of lease incentive amortization. The Company records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 6:    INVESTMENT PROPERTIES (Cont.)

As of December 31, 2020 and 2019 the future minimum rental income from the Company's properties, excluding apartment leases and single family home leases, under non-cancelable operating leases was as follows (in thousands):

	December 31,
	2020	2019
First year	$79,472	$53,396
Second year	69,670	50,295
Third year	58,033	44,112
Fourth year	49,623	35,871
Fifth year	39,223	30,396
Thereafter	90,255	67,980
	$386,276	$282,050

As of December 31, 2020, the Company's commercial real estate properties were leased to approximately 309 tenants over a diverse range of industries and geographic areas. The Company's highest tenant industry concentrations (greater than 10% of annualized base rent) were as follows:

Industry	Number of Tenants	Annualized Base Rent (1) (in thousands)	Percentage of Annualized Base Rent
Insurance	28	$8,421	10.5%
Computer Systems	33	8,260	10.3%
		$16,681	20.8%

(1) Annualized base rent represents annualized contractual base rental income as of December 31, 2020, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term.

No other tenant industries accounted for more than 10% of annualized base rent. No material tenant credit issues have been identified at this time. During the year ended December 31, 2020, the Company recorded bad debt expense of $2.3 million, recorded in operating, maintenance, and management fees in the accompanying consolidated statements of profit or loss.

Geographic Concentration Risk:

As of December 31, 2020, the Company's investment properties in California represented 25.1% of the Company's total assets, respectively.  As a result, the geographic concentration of the Company's portfolio makes it particularly susceptible to adverse economic developments in the California real estate market. Any adverse economic or real estate developments in this market, such as business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics and other factors, or any decrease in demand for office space resulting from the local business climate, could adversely affect the Company's operating results and its ability to repay the bonds.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 7:    PROPERTY PLANT AND EQUIPMENT - HOTELS, NET

As of December 31, 2020, the Company owned two hotels. Below is the carrying value of the Company's carrying value (dollars in thousands):

Property	Location	Land	Building and Improvements	Total Cost	Accumulated Depreciation	Hotels, Net	Ownership %
Springmaid Beach Resort	Myrtle Beach, SC	$30,483	$62,417	$92,900	$(530)	$92,370	90%
Q&C Hotel	New Orleans, LA	2,669	41,525	44,194	(302)	43,892	90%
		$33,152	$103,942	$137,094	$(832)	$136,262

NOTE 8:    FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS

The following table sets forth the financial assets at fair value through profit or loss owned by the Company and the related carrying value of the shares as of December 31, 2020 and 2019 (dollars in thousands):

	December 31,
	2020	2019
Real estate equity securities	$97,903	$81,439
NIP Joint Venture	—	1,224
Battery Point Series A-3 Preferred Units	—	13,990
	$97,903	$96,653

REAL ESTATE EQUITY SECURITIES

As of December 31, 2020, the Company owned three investments in real estate equity securities. The following table sets forth the number of shares owned by the Company and the related carrying value of the shares as of December 31, 2020 and December 31, 2019 (dollars in thousands):

	December 31, 2020		December 31, 2019
Real Estate Equity Security	Number of Shares Owned	Total Carrying Value	Number of Shares Owned	Total Carrying Value
Keppel Pacific Oak US REIT	64,165,352	$44,274	64,165,352	50,049
Franklin Street Properties Corp.	6,915,089	30,219	2,773,729	23,743
Plymouth Industrial REIT, Inc.	1,560,660	23,410	415,841	7,647
	72,641,101	$97,903	67,354,922	$81,439

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 8:    FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS (Cont.)

The Company's investments in real estate equity securities are classified as financial assets at fair value through profit and loss on the accompanying consolidated statements of financial position as the Company intends to hold the securities for the purpose of collecting dividend income and cash management purposes. These investments are carried at their estimated fair value based on quoted market prices for the security. Unrealized gains and losses are reported in finance (loss) income from financial assets at fair value through profit or loss.

During the years ended December 31, 2020, 2019 and 2018, the Company recognized $5.3 million, $5.8 million and $6.0 million, respectively, of dividend income from real estate equity securities, included in finance (loss) income from financial assets at fair value through profit or loss.

NIP JOINT VENTURE

On May 18, 2012, the Company, through an indirect wholly owned subsidiary, entered into a joint venture (the "NIP Joint Venture") with OCM NIP JV Holdings, L.P. and HC KBS NIP JV, LLC ("HC-KBS"). The Company made an initial capital contribution of $8.0 million which represented less than a 5.0% ownership interest in the NIP Joint Venture. The Company has virtually no influence over the NIP Joint Venture's operations, financial policies or decision making. Accordingly, the Company is accounting for its investment in the NIP Joint Venture as a financial asset at fair value through profit or loss. The carrying value of the Company’s investment in the NIP Joint Venture was $1.2 million at December 31, 2019. As of December 31, 2020, the Company had received its final NIP Joint Venture distribution.

During the year ended December 31, 2020, the Company received final aggregate distributions of $1.3 million. The Company recognized $0.1 million of income distributions recorded as finance income from financial assets at fair value through profit and loss and $1.2 million of return of capital from the NIP Joint Venture. During the year ended December 31, 2019, the Company received a distribution of $0.3 million related to its investment in the NIP Joint Venture, which was reflected as a return of capital from the NIP Joint Venture. During the year ended December 31, 2018, the Company received aggregate distributions of $2.6 million related to its investment in the NIP Joint Venture. The Company recognized $0.4 million of income distributions recorded as finance income from financial assets at fair value through profit and loss and $2.2 million of return of capital from the NIP Joint Venture.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 8:    FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS (Cont.)

Battery Point Series A-3 Preferred Units

Beginning October 28, 2016, the Company invested in Battery Point Series B Preferred Units which were classified as Investments in Debt Instruments, Net on the Company’s accompanying statements of financial position. On March 20, 2019, the Company, through an indirect wholly owned subsidiary, entered into a redemption agreement for the Battery Point Series B Preferred Units. The redemption agreement resulted in the redemption of the Company’s entire investment of 13,000 Series B Preferred Units with a per-unit price of $1,000 with an aggregate outstanding principal balance of $13 million. The Company received a principal paydown of $7.7 million plus accrued interest and an exit fee. In addition, the Company received 210,000 shares of Battery Point Series A-3 Preferred Units with a per-unit price of $25 with an aggregate face amount of $5.3 million. The Battery Point Series A-3 Preferred Units are entitled to a monthly dividend based on an annual rate of 7.5%. The annual dividend rate increases to 10% for the Battery Point Series A-3 Preferred Units not redeemed by February 28, 2020 and to 11% for the Battery Point Series A-3 Preferred Units not redeemed by February 28, 2021. On each monthly dividend payment date, Battery Point Trust, Inc. (“Battery Point”) has the obligation to use 20% of the net proceeds of any and all future equity capital raising to redeem the Series A-3 Preferred Units. The Battery Point Series A-3 Preferred Units are redeemable at any time by Battery Point and holders of Series A-3 Preferred Shares may elect to redeem their units beginning on February 28, 2021, subject to Battery Point’s board of directors’ determination that the company has sufficient cash. During the year capitalized $0.2 million of costs related to the this conversion to the carrying value of Battery Point Series A-3 Preferred Units.

The Company, through an indirect wholly owned subsidiary, acquired 430,000 shares of Battery Point Series A-3 Preferred Units with a per-unit price of $25 for $10.8 million.

The Company does not have a unilateral right to redeem the Battery Point Series A-3 Preferred Units on a stated redemption date, therefore the Company classified the Series A-3 Preferred Units as a financial asset at fair value through profit or loss. The Battery Point Series A-3 Preferred Units as of December 31, 2019, had a carrying value of $14.0 million. During the year ended December 31, 2019, the Company received distributions of $0.3 million, which were recognized as as finance income from financial assets at fair value through profit and loss.

On March 20, 2019, Pacific Oak Battery Point Holdings, LLC, a real estate asset management company formed in 2019, and its family of companies (collectively, “Pacific Oak”), acquired all the common equity interests in BPT Holdings, LLC (“Battery Point Holdings”). Battery Point Holdings owns (a) the common stock in Battery Point, (b) all the service entities that provide advisory, servicing and property management services to Battery Point Holdings generally named “DayMark”, and (c) 40% of additional DayMark entities that purchase, renovate, lease and sell single-family residential homes to Battery Point. As owner of Battery Point Holdings, Pacific Oak will be responsible for funding the ongoing operations of Battery Point Holdings and its subsidiaries. The affiliated DayMark service entities will be paid annual asset management fees equal to 1.5% of the gross asset value of Battery Point, annual property management fees equal to 8% of tenants’ rents received by Battery Point, and acquisition fees of 1% of the gross purchase price of properties acquired. The affiliated DayMark service entities will also receive fees from tenants upon execution of leases and a 1% commission from sellers of properties into the program, if it acts as the broker for the seller. Pacific Oak is a group of companies founded and owned by Keith D. Hall, the Company’s Chief Executive Officer and a director, and Peter McMillan III, the Company’s President and Chairman of the Board of Directors.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 8:    FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS (Cont.)

On July 1, 2020, the Company acquired, through its subsidiaries, Battery Point. The Company acquired Battery Point by acquiring all the 1,000,000 outstanding shares of Battery Point common stock from Battery Point Holdings, a wholly owned subsidiary of the Advisor. In exchange, BPT Holdings received 510,816 common equity units in PORT OP, approximately 4.5% of the outstanding common equity units as of July 1, 2020. The value of the interests exchanged was estimated by the participants at approximately $3.0 million. As a result of the Battery Point acquisition, the Company’s 640,000 shares of Battery Point Series A-3 Preferred Units were eliminated in consolidation.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 9:    NOTES AND BONDS PAYABLE

As of December 31, 2020 and 2019, the Company's notes and bonds payable consisted of the following (dollars in thousands):

	Book Value as of December 31, 2020	Book Value as of December 31, 2019	Contractual Interest Rate as of December 31, 2020 (1)	Interest Rate at December 31, 2020 (1)	Payment Type (2)	Maturity Date (3)
Richardson Portfolio Mortgage Loan	$35,832	$36,000	One-Month LIBOR + 2.50%	2.64%	Interest Only	11/01/2021	(4)
Park Centre Mortgage Loan	26,185	21,970	One-Month LIBOR + 1.75%	1.89%	Interest Only	06/27/2022	(4)
1180 Raymond Mortgage Loan	29,848	30,250	One-Month LIBOR + 2.50% (5)	3.50%	Principal & Interest	12/01/2021
1180 Raymond Bond Payable	5,870	6,080	6.50%	6.50%	Principal & Interest	09/01/2036
Pacific Oak SOR (BVI) Holdings, Ltd. Series A Debentures (6)	181,198	224,746	4.25%	4.25%	(5)	03/01/2023
Pacific Oak SOR (BVI) Holdings, Ltd. Series B Debentures (6)	79,078	—	3.93%	3.93%	(5)	01/31/2026
Crown Pointe Mortgage Loan (7)	53,072	51,171	One-Month LIBOR + 2.60%	2.74%	Interest Only	02/13/2021	(7)
City Tower Mortgage Loan	94,167	89,000	One-Month LIBOR + 1.55%	1.69%	Interest Only	03/05/2021	(8)
Marquette Plaza Mortgage Loan	62,257	53,408	One-Month LIBOR + 1.55%	1.69%	Interest Only	06/06/2021	(4)
Eight & Nine Corporate Centre Mortgage Loan	47,066	43,880	One-Month LIBOR + 1.60%	1.74%	Interest Only	06/08/2021	(4)
Georgia 400 Center Mortgage Loan	59,690	59,690	One-Month LIBOR + 1.55%	1.69%	Interest Only	05/22/2023	(4)
PORT Mortgage Loan 1	51,362	51,362	4.74%	4.74%	Interest Only	10/01/2025
PORT Mortgage Loan 2	10,523	10,523	4.72%	4.72%	Interest Only	03/01/2026
PORT Mortgage Loan 3	12,000	—	6.50%	6.50%	Interest Only	03/31/2021
Battery Point Trust Mortgage Loan	38,608	—	One-Month LIBOR + 2.50% (5)	3.50%	Interest Only	03/20/2022
Springmaid Beach Resort Mortgage Loan (9)	57,015	—	One-month LIBOR + 2.25% (9)	5.75%	Principal & Interest	08/10/2022	(4)
Q&C Hotel Mortgage Loan	25,000	—	One-month LIBOR + 2.50% (10)	4.50%	Principal & Interest (10)	12/23/2022	(4)
Lincoln Court Mortgage Loan	34,416	—	One-month LIBOR + 1.75%	1.89%	Principal & Interest	06/01/2021
Lofts at NoHo Commons Mortgage Loan (11)	74,536	—	One-month LIBOR + 2.18% (10)	3.93%	Interest Only	09/09/2021	(4)
210 West 31st Street Mortgage Loan	15,050	—	One-month LIBOR + 3.00%	3.14%	Interest Only	06/16/2021
Oakland City Center Mortgage Loan (12)	96,782	—	One-month LIBOR + 1.75%	1.89%	Principal & Interest	09/01/2022
Madison Square Mortgage Loan (13)	16,822	—	One-month LIBOR + 4.05% (13)	5.05%	Interest Only	10/09/2021	(4)
Total Notes and Bonds Payable principal outstanding	1,106,377	678,080
Net (Discount) Premium on Notes and Bonds Payable (14)	(2,851)	783
Deferred financing costs, net	(4,458)	(5,200)
Total Notes and Bonds Payable, net	$1,099,068	$673,663
_____________________
(1) Contractual interest rate represents the interest rate in effect under the loan as of December 31, 2020. The interest rate is calculated as the actual interest rate in effect as of December 31, 2020 (consisting of the contractual interest rate and contractual floor rates), using interest rate indices at December 31, 2020, where applicable.
(2) Represents the payment type required under the loan as of December 31, 2020. Certain future monthly payments due under this loan also include amortizing principal payments. For more information of the Company’s contractual obligations under its notes and bonds payable, see five-year maturity table below.
(3) Represents the initial maturity date or the maturity date as extended as of December 31, 2020; subject to certain conditions, the maturity dates of certain loans may be extended beyond the date shown.
(4) This mortgage loan has an extension option available as of December 31, 2020.
(5) These mortgage loans have a LIBOR floor of 1%.
(6) See “ - Israeli Bond Financing” below.
(7) Subsequent to December 31, 2020, the Company extended the maturity of the Crown Pointe Mortgage Loan to February 13, 2022.
(8) Subsequent to December 31, 2020, the Company initiated but has not completed the extension of the City Tower Mortgage Loan to March 5, 2022.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 9:    NOTES AND BONDS PAYABLE (Cont.)

(9) As of December 31, 2020, $57.8 million had been disbursed to the Company and up to $9.6 million was available for future disbursements, subject to certain terms and conditions contained in the loan documents. The interest rate is variable at the higher of one-month LIBOR + 2.25% or 5.75%.
(10) The interest rate is variable at the higher of one-month LIBOR + 2.5% or 4.5%. Principal payments will commence on January 1, 2022.
(11) As of December 31, 2020 $74.5 million had been disbursed to the Company and up to $1.4 million is available for future disbursements to be used for tenant improvements and leasing commissions, subject to certain terms and conditions contained in the loan documents. The LIBOR rate is variable at the higher of one-month LIBOR or 1.75%.
(12) As of December 31, 2020, $97.1 million had been disbursed to the Company and up to $6.3 million is available for future disbursements to be used for tenant improvements and leasing commissions, subject to certain terms and conditions contained in the loan documents. Beginning October 1, 2020, monthly payments will include principal and interest with principal payments of $110,000 or, in the event the Company repays any principal of the loan amount, with principal payments calculated using an amortization schedule of 30 years and an annual interest rate of 6.0%, subject to certain terms and conditions contained in the loan documents.
(13) As of December 31, 2020, $23.8 million had been disbursed to the Company and up to $8.8 million is available for future disbursements to be used for tenant improvements and leasing expenses, subject to certain terms and conditions contained in the loan documents. The Madison Square Mortgage Loan bears interest at a floating rate of 405 basis points over one-month LIBOR, but at no point shall the interest rate be less than 5.05%.
(14) Represents the unamortized premium/discount on notes and bonds payable due to the above- and below-market interest rates when the debt was assumed. The discount/premium is amortized over the remaining life of the notes and bonds payable.

During the years ended December 31, 2020, 2019 and 2018, the Company incurred $30.1 million, $28.8 million and $31.1 million of interest expense, respectively. Included in interest expense for the years ended December 31, 2020, 2019 and 2018, was $3.3 million, $3.6 million and $3.6 million of amortization of deferred financing costs, respectively. Additionally, during the years ended December 31, 2020, 2019 and 2018, the Company capitalized $2.9 million, $2.7 million and $2.6 million of interest, respectively, to its investments in undeveloped land.

As of December 31, 2020 and 2019, the Company’s interest payable was $6.2 million and $4.8 million, respectively.

The following is a schedule of maturities, including principal amortization payments, for all notes and bond payable outstanding as of December 31, 2020 and 2019 (in thousands):

	December 31
	2020	2019

First year	$171,846	$137,958
Second year	261,703	278,554
Third year	293,583	78,396
Fourth year	259,757	116,132
Fifth year	78,011	270
Thereafter	41,477	66,770
	$1,106,377	$678,080

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 9:    NOTES AND BONDS PAYABLE (Cont.)

The following is a schedule of principal amortization payments and interest payments based on undiscounted amounts, for all notes and bond payable outstanding as of December 31, 2020 and 2019 (in thousands):

	December 31
	2020	2019

First year	$200,271	$159,871
Second year	277,931	292,769
Third year	300,753	86,749
Fourth year	265,231	120,146
Fifth year	81,794	3,578
Thereafter	43,439	71,303
	$1,169,419	$734,416

The Company's notes and bonds payable contain financial debt covenants such as minimum net worth, leverage ratio, unencumbered liquid assets, debt service coverage ratio, liquid assets and debt yield. As of December 31, 2020, the Company was in compliance with all of these debt covenants.

As of December 31, 2020, the Company had a working capital shortfall amounting to $60.0 million, primarily attributed to loans maturing in the year following the date of the statement of financial position. The Company intends to refinance, pay down or extend loans as they come due and does not anticipate any challenges in refinancing such loans given the relatively low leverage of the Company’s properties, the Company’s relationship with third-party lenders and its past experience placing debt on its properties. Accordingly, the Company does not view the working capital shortfall as a liquidity problem.

Debentures Issuance

Series A Debentures

On March 8, 2016, the Company issued bonds (series A) in the amount of New Israeli Shekels ("NIS") 970.2 million par value ($249.2 million). The bonds are registered in the Tel Aviv Stock Exchange. The bonds (series A) are not linked (principal and interest) to any index.

The bonds (Series A) shall be repaid (principal) in five (5) equal annual installments on March 1st of each of the years from 2019 to 2023, such that each of the payment shall be equal to 20% of the total par value of the bonds (Series A). On March 1, 2019, the Company paid the first principal installment payment of 194.0 million Israeli new Shekels (approximately $53.6 million as of March 1, 2019). On March 1, 2020, the Company paid the second principal installment payment of 194.0 million Israeli new Shekels (approximately $55.9 million as of March 1, 2020). On March 1, 2021, the Company paid the second principal installment payment of 194.0 million Israeli new Shekels (approximately $58.8 million as of March 1, 2021).

The outstanding balance of the principal of the bonds (Series A) shall bear fixed annual interest at 4.25% (but subject to adjustments in the event of a change in the rating of the bonds (Series A) and/or noncompliance with financial covenants). The aggregate offering costs were approximately $9.8 million and the effective interest rate is approximately 5.2%.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 9:    NOTES AND BONDS PAYABLE (Cont.)

The interest on the bonds (Series A) shall be paid in two semiannual installments on March 1st and September 1st starting September 1st, 2016 until March 1st, 2023.

In accordance with the deed of trust of the bonds (series A), the Company must maintain a minimum Consolidated Equity Capital of the Company (including minority interests) of $475 million.  The Company is also subject to other financial covenants such as the Ratio of Debt to CAP and a Ratio of Debt to EBITDA.

In addition, within the deed of trust, some restrictions regarding dividend distribution were determined, among other- the Company undertakes not to make any distribution unless the Consolidated Equity Capital of the Company (including minority interests) less the amount of the distribution will not be less than $600 million. However, the Parent Company must comply with certain dividend restriction by law, by which the Parent Company must distribute up to 100% of its taxable income in order to comply with REIT regulations.  The Company is not restricted from making distributions to the Parent Company in order to comply with such REIT regulations. As of December 31, 2020, the Company was in compliance with all bond covenants.

Series B Debentures

On February 16, 2020, the Company issued 254.1 million Israeli new Shekels (approximately $74.1 million as of February 16, 2020) of Series B debentures to Israeli investors pursuant to a public offering registered with the Israel Securities Authority. The Series B Debentures bears interest at the rate of 3.93% per year. The first interest payment was on July 31, 2020 and subsequent payments are on January 31st and July 31st of each year from 2021 to 2026. The aggregate offering costs were approximately $2.2 million and the effective interest rate is approximately 4.5%. The Series B Debentures have principal installment payments equal to 33.33% of the face amount of the Series B Debentures on January 31st of each year from 2024 to 2026.

The Series B Debentures contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of December 31, 2020, the Company was in compliance with all covenants under the deed of trust of the Series B Debentures; (i) Consolidated Equity Capital of the Company as of December 31, 2020 was $929.8 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 55%; (iii) the Adjusted NOI was $79.1 million for the trailing twelve months ended December 31, 2020; and (iv) the consolidated scope of projects was $0 as of December 31, 2020.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 9:    NOTES AND BONDS PAYABLE (Cont.)

Below is a table showing the changes in notes and bonds payable arising from financing activities for the year ended December 31, 2019 and 2020:

	January 1, 2019	Cash Flows	Foreign Exchange Movement	Other	December 31, 2019
Current Notes and bond payable	$50,566	$(19,754)	$—	$(211)	$30,601
Current Debentures	51,903	(53,645)	1,742	56,186	56,186
Long-term Notes and bond payable	353,236	31,064	—	38,433	422,733
Long-term Debentures	207,613	—	17,133	(56,186)	168,560
	$663,318	$(42,335)	$18,875	$38,222	$678,080
	January 1, 2020	Cash Flows	Foreign Exchange Movement	Other	December 31, 2020
Current Notes and bond payable	$30,601	$6,198	$—	$74,648	$111,447
Current Debentures	56,186	(56,613)	427	60,399	60,399
Long-term Notes and bond payable	422,733	18,128	—	293,793	734,654
Long-term Debentures	168,560	74,118	17,598	(60,399)	199,877
	$678,080	$41,831	$18,025	$368,441	$1,106,377

The ‘Other’ column includes the effect of reclassification of non-current and current notes and bonds payable. In addition, for the year ended December 31, 2020, other includes the assumption of short-term notes payable of $54.5 million and $313.9 million of long-term notes payable related to the POSOR II Merger and Battery Point acquisition. For the year ended December 31, 2019, other includes the assumption of long-term notes payable of $51.4 million and $10.5 million related to PORT Mortgage Loan I and PORT Mortgage Loan II, respectively, and $23.7 million long-term notes payable related to the the buyer assumption of the mortgage loan secured by 424 Bedford.

NOTE 10:    LEASE OBLIGATION

In connection with the POSOR II Merger, the Company acquired the rights to leasehold interests with respect to 210 West 31st Street, which were accounted for as a finance lease. As of December 31, 2020, the Company's lease included in the consolidated statement of financial position as follows:

Right-of-use asset (included in investment properties)	$9,258
Lease obligation	9,274

Remaining lease term	93.0 years
Discount rate	4.8%

The components of lease expense were as follows:
Interest on lease obligation	$107

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 10:    LEASE OBLIGATION (Cont.)

As of December 31, 2020, the Company had a leasehold interest expiring on 2114. Future minimum lease payments owed by the Company under the finance lease as of December 31, 2020 are as follows (in thousands):

2021	$360
2022	360
2023	360
2024	360
2025	393
Thereafter	52,563
Total expected minimum lease obligations	54,396
Less: Amount representing interest (1)	(45,122)
Present value of net minimum lease payments (2)	$9,274
_____________________
(1) Interest includes the amount necessary to reduce the total expected minimum lease obligations to present value calculated at the Company’s incremental borrowing rate at acquisition.
(2) The present value of net minimum lease payments are presented in lease obligation in the accompanying consolidated statements of financial position.

NOTE 11:    DERIVATIVE INSTRUMENTS

The Company enters into derivative instruments for risk management purposes to hedge its exposure to cash flow variability caused by changing interest rates and foreign currency exchange rate movements. The primary goal of the Company’s risk management practices related to interest rate risk is to prevent changes in interest rates from adversely impacting the Company’s ability to achieve its investment return objectives. The Company does not enter into derivatives for speculative purposes. The Company does not apply hedge accounting for its derivative instruments.

The Company enters into foreign currency options and foreign currency collars to mitigate its exposure to foreign currency exchange rate movements on its bonds payable outstanding denominated in Israeli new Shekels. The foreign currency collar consists of a purchased call option to buy and a sold put option to sell Israeli new Shekels. A foreign currency collar guarantees that the exchange rate of the currency will not fluctuate beyond the range of the options’ strike prices. The foreign currency option consists of a call option to buy Israeli new Shekels.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 11:    DERIVATIVE INSTRUMENTS (Cont.)

The following table summarizes the notional amount and other information related to the Company’s foreign currency collar and foreign currency option As of December 31, 2020 and 2019. The notional amount is an indication of the extent of the Company’s involvement in each instrument at that time, but does not represent exposure to credit, interest rate or market risks (currency in thousands):

	December 31, 2020		December 31, 2019		Strike Price	Trade Date	Maturity Date
Derivative Instruments	Number of Instruments	Notional Amount	Number of Instruments	Notional Amount
Derivative instruments not designated as hedging instruments
Foreign currency collar	—	—	1	776,182ILS	3.38 - 3.4991 ILS - USD	11/25/2019	02/26/2020 (1)

(1) On March 16, 2020, the Company entered into a foreign currency collar with an aggregate Israeli new Shekels notional amount of 418.0 million which expires on September 16, 2020. The foreign currency collar consists of a purchased call option to buy Israeli new Shekels at 3.5875 and a sold put option to sell the Israeli new Shekels at 3.725. The foreign currency collar is intended to permit the Company to exchange, on the settlement date of the collar, 418.0 million Israeli new Shekels for an amount ranging from $112.2 million to $116.5 million. On March 17, 2020, the Company entered into a foreign currency collar with an aggregate Israeli new Shekels notional amount of 380.0 million which expires on September 16, 2020. The foreign currency collar consists of a purchased call option to buy Israeli new Shekels at 3.700 and a sold put option to sell the Israeli new Shekels at 3.820. The foreign currency collar was intended to permit the Company to exchange, on the settlement date of the collar, 380.0 million Israeli new Shekels for an amount ranging from $99.5 million to $102.7 million.

On July 29, 2020, the Company terminated the foreign currency collars and, as a result, received $14.1 million.

The Company enters into interest rate caps to mitigate its exposure to rising interest rates on its variable rate notes payable. The values of interest rate caps are primarily impacted by interest rates, market expectations about interest rates, and the remaining life of the instrument. In general, increases in interest rates, or anticipated increases in interest rates, will increase the value of interest rate caps. As the remaining life of an interest rate cap decreases, the value of the instrument will generally decrease towards zero.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 11:    DERIVATIVE INSTRUMENTS (Cont.)

As of December 31, 2020, the Company had entered into seven interest rate caps, which were not designated as hedging instruments. The following table summarizes the notional amounts and other information related to the Company’s derivative instruments as of December 31, 2020. The notional amount is an indication of the extent of the Company’s involvement in the instrument at that time, but does not represent exposure to credit, interest rate or market risks (dollars in thousands):

Derivative Instrument	Effective Date	Maturity Date	Notional Value	Reference Rate
Interest rate cap	02/21/2017	02/16/2021	$46,875	One-month LIBOR at 3.00%
Interest rate cap	04/02/2018	03/05/2021	$77,513	One-month LIBOR at 3.50%
Interest rate cap	10/05/2020	08/10/2021	$65,325	One-month LIBOR at 4.00%
Interest rate cap	10/05/2020	08/10/2021	$1,675	One-month LIBOR at 4.00%
Interest rate cap	10/05/2020	09/15/2021	$75,950	One-month LIBOR at 3.50%
Interest rate cap	10/15/2020	10/15/2021	$26,200	One-month LIBOR at 3.00%
Interest rate cap	06/21/2019	05/22/2023	$51,252	One-month LIBOR at 4.00%

The following table sets forth the fair value of the Company’s derivative instruments as well as their classification on the consolidated statements of financial position as of December 31, 2020 and December 31, 2019 (dollars in thousands):

		December 31, 2020		December 31, 2019
Derivative Instruments	Balance Sheet Location	Number of Instruments	Fair Value	Number of Instruments	Fair Value
Derivative instruments not designated as hedging instruments
Interest rate caps	Prepaid expenses and other assets	7	$1	3	$12
Foreign currency collar	Other liabilities	—	$—	1	$(179)

The change in fair value of foreign currency options and collars that are not designated as cash flow hedges are recorded as foreign currency transaction gains or losses in the accompanying consolidated statements of profit or loss. During the year ended December 31, 2020, the Company recognized a $17.2 million of foreign currency transaction loss, which is shown net against $14.3 million gain related to the foreign currency collars in the accompanying consolidated statements of profit or loss as foreign currency transaction adjustments, net. During the year ended December 31, 2019, the Company recognized a $4.2 million gain related to the foreign currency collars, which is shown net against $16.7 million of foreign currency transaction loss in the accompanying consolidated statements of profit or loss as foreign currency transaction adjustments, net. During the year ended December 31, 2018, the Company recognized an $8.7 million loss related to the foreign currency option and collars, which is shown net against $18.8 million of foreign currency transaction gain in the accompanying consolidated statements of profit or loss as foreign currency transaction adjustments, net.

During the years ended December 31, 2020, 2019 and 2018, the Company recorded an unrealized loss of $27,000, $0.1 million and $0.1 million on interest rate caps, respectively, which was included in interest expense on the accompanying consolidated statements of profit or loss.

Regulators in many countries are in the process of replacing benchmark Interbank Offered Rates (IBORs), of which one of the most common is the LIBOR, with risk-free interest rate alternatives (RFRs). The replacement of IBORs with RFRs is expected to occur gradually until the end of 2021.

The discontinuance of IBORs could have a significant impact on financial markets and market participants if the work necessary to perform an orderly transition to RFRs is not completed in a timely manner.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 11:    DERIVATIVE INSTRUMENTS (Cont.)

The Company has $766.3 million of variable rate debt outstanding hat have interest rates that references one-month LIBOR and that have maturities beyond 2021. The Company also has interest rate swaps extending past 2021 that reference one-month LIBOR with a notional amount of $344.8 million as of December 31, 2020.

These financial instruments have underlying contracts that, when signed, did not contemplate the permanent discontinuance of (LIBOR) and, as a result, there may be uncertainty or disagreement over how these contracts should be interpreted. Accordingly, the interest rate provisions of these contracts may need to be renegotiated to reflect the new RFRs.

The Company has begun the process of identifying existing contracts that extend past 2021 to determine this exposure to (LIBOR). The Company is also considering actions that may need to be taken to mitigate risks and avoid business interruption, such as renegotiations with counterparties to address contractual uncertainties.

At this stage, the Company is unable to determine the effects, if any, that the discontinuance of IBORs will have on its various financial instruments that reference the IBORs.

NOTE 12:    FAIR VALUE DISCLOSURES

The following is a summary of the methods and assumptions used by management in estimating the fair value of each class of financial instruments for which it is practicable to estimate the fair value:

a.    Cash and cash equivalents, restricted cash, rent and other receivables, and accounts payable and accrued liabilities: These balances approximate their fair values due to the short maturities of these items.

b.    Notes and bonds payable: The fair values of the Company's notes and bonds payable are estimated using a discounted cash flow analysis based on management's estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio, type of collateral and other credit enhancements. Additionally, when determining the fair value of liabilities in circumstances in which a quoted price in an active market for an identical liability is not available, the Company measures fair value using (i) a valuation technique that uses the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as assets or (ii) another valuation technique that is consistent with the principles of fair value measurement, such as the income approach or the market approach. The Company classifies these inputs as Level 3 inputs. The Company’s bonds issued in Israel are publicly traded on the Tel-Aviv Stock Exchange. The Company used the quoted price as of December 31, 2020 for the fair value of its bonds issued in Israel. The Company classifies this input as a Level 1 input.

c.    Derivative instruments: The Company’s derivative instruments are presented at fair value on the accompanying consolidated statements of financial position.  The valuation of these instruments is determined using a proprietary model that utilizes observable inputs.  As such, the Company classifies these inputs as Level 2 inputs.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 12:    FAIR VALUE DISCLOSURES (Cont.)

d.    Financial assets at fair value through profit and loss: The Company's real estate equity securities are presented at fair value on the accompanying consolidated statements of financial position. The fair value of the Company's real estate equity securities were based on quoted prices in an active market on a major stock exchange. The Company classifies these inputs as Level 1 inputs. The fair value of the Company’s investments in the NIP Joint Venture and Battery Point Series A-3 Preferred Units were determined using a discounted cash flow analysis based on future cash flows or recent sales data. The Company classifies these inputs as Level 3 inputs.

The following were the face values, carrying amounts and fair values of the Company's financial instruments as of December 31, 2020 and December 31, 2019, which carrying amounts do not approximate the fair values (in thousands):

	December 31, 2020			December 31, 2019
	Face Value	Carrying Amount	Fair Value	Face Value	Carrying Amount	Fair Value
Financial liabilities:
Notes and bond payable	$846,101	$842,112	$846,608	$453,334	$451,743	$455,849
Pacific Oak SOR (BVI) Holdings, Ltd. Series A Debentures	$181,198	$179,786	$178,450	$224,746	$221,920	$229,877
Pacific Oak SOR (BVI) Holdings, Ltd. Series B Debentures	$79,078	$77,170	$69,433	$—	$—	$—

Disclosure of the fair value of financial instruments is based on pertinent information available to the Company as of the period end and requires a significant amount of judgment. This has made the estimation of fair values difficult and, therefore, both the actual results and the Company's estimate of value at a future date could be materially different.

As of December 31, 2020, the Company measured the following assets and liabilities at fair value (in thousands):

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Recurring Basis:
Investment properties	$1,601,933	$—	$—	$1,601,933
Financial assets at fair value through profit or loss	$97,903	$97,903	$—	$—
Asset derivative - interest rate caps	$1	$—	$1	$—

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 12:    FAIR VALUE DISCLOSURES (Cont.)

As of December 31, 2019, the Company measured the following assets and liabilities at fair value (in thousands):

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Recurring Basis:
Investment properties	$1,059,830	$—	$—	$1,059,830
Financial assets at fair value through profit or loss	$96,653	$81,439	$—	$15,214
Asset derivative - interest rate caps	$12	$—	$12	$—
Liability derivative - foreign currency collar	$(179)	$—	$(179)	$—

Investment property is stated at fair value which has been determined based on valuations performed by independent external valuation experts who hold recognized and relevant professional qualifications and which have experience in the location and category of the property being valued. The fair value was determined with reference to recent real estate transactions for similar properties in the same location as the property owned by the Company and based on the expected future cash flows from the property, if applicable. In assessing cash flows, risk is taken into account by using an investment yield that reflects the property's underlying risks supported by the standard yield in the real estate market and by including adjustments for the specific characteristics of the property and the level of future income therefrom. Land held for capital appreciation and certain investment properties under construction (those for which development activities are underway but construction have not commenced) are generally valued based on comparable sales transactions.

The fair value measurement is classified as level 3 in the fair value hierarchy.

The following main inputs have been used:

Significant assumptions (on the basis of weighted averages) used in the valuations are presented below:

	December 31,
	2020	2019
Investment property:

Commercial
Terminal capitalization rate	6.6%	6.9%

Multi-Family Residential
Terminal capitalization rate	4.8%	5.3%

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 12:    FAIR VALUE DISCLOSURES (Cont.)

    The table below presents the sensitivity of the valuation to changes in the most significant assumptions underlying the valuation of investment properties.

	Increase (Decrease) on the Fair Value due to
	2020		2019
	Decrease of 25 basis	Increase of 25 basis	Decrease of 25 basis	Increase of 25 basis
Investment property:
Commercial
Terminal capitalization rates	$25,500	$(23,200)	$14,900	$(13,900)

Multi-family
Terminal capitalization rates	6,600	(5,800)	2,120	(2,000)

Notes and Bond Payable Sensitivity Analysis:

As of December 31, 2020, the Company was exposed to market risks related to fluctuations in interest rates on $766.3 million of variable rate debt outstanding. As of December 31, 2020, the Company had interest rate swaps that reference one-month LIBOR with a notional amount of $344.8 million. Based on interest rates as of December 31, 2020, if interest rates were 100 basis points higher or lower during the 12 months ending December 31, 2021, interest expense on the Company’s variable rate debt would increase by $7.1 million or decrease by $0.8 million, respectively.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 12:    FAIR VALUE DISCLOSURES (Cont.)

Foreign Currency Analysis:

As of December 31, 2019, the Company had entered into one foreign currency collar to hedge against a change in the exchange rate of the Israeli new Shekel versus the U.S. Dollar. The foreign currency collar expired in February 2020 and had an aggregate Israeli new Shekels notional amount of 776.2 million. The foreign currency collar consisted of a purchased call option to buy Israeli new Shekels at 3.38 and a sold put option to sell the Israeli new Shekels at 3.4991. In February 2020, the collar expired without an exchange of cash.

As of December 31, 2020, the Company held 37.8 million Israeli new Shekels ($11.8 million) and 20.1 million Israeli new Shekels ($6.2 million) in cash and restricted cash, respectively. In addition, as of December 31, 2020, the Company had bonds outstanding and the related interest payable in the amounts of 836.2 million Israeli new Shekels ($260.3 million) and 12.4 million Israeli new Shekels ($3.9 million), respectively. Foreign currency exchange rate risk is the possibility that our financial results could be better or worse than planned because of changes in foreign currency exchange rates. Based solely on the remeasurement for the year ended December 31, 2020, if foreign currency exchange rates were to increase or decrease by 10%, the Company’s net income would increase or decrease by approximately $22.4 million and $27.3 million, respectively, for the same period.

Financial Market Risk Analysis:

As of December 31, 2020, the Company owned real estate equity securities with a book value of $97.9 million. Based solely on the prices of real estate equity securities for the twelve months ended December 31, 2020, if prices were to increase or decrease by 10%, the Company’s net income would increase or decrease, respectively, by approximately $9.8 million.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 13:    RELATED PARTY TRANSACTIONS

The Parent Company has entered into an advisory agreement with the Advisor. Pursuant to the advisory agreement, the Advisor conducts the Parent Company's operations and manages its portfolio of investments, which investments the Parent Company holds indirectly through the Company. The Parent Company is obligated to pay the Advisor specified fees upon the provision of certain services related to the management of the Parent Company's operations and for other services including, but not limited to, the following:

Form of Compensation	Amount
Asset Management Fee
With respect to investments in loans and any investments other than real estate, the Parent Company pays the Advisor a monthly fee calculated, each month, as one-twelfth of 0.75% of the lesser of (i) the amount paid or allocated to acquire or fund the loan or other investment, inclusive of acquisition and origination fees and expenses related thereto and the amount of any debt associated with or used to acquire or fund such investment and (ii) the outstanding principal amount of such loan or other investment, plus the acquisition and origination fees and expenses related to the acquisition or funding of such investment, as of the time of calculation. With respect to investments in real property, the asset management fee is a monthly fee equal to one-twelfth of 0.75% of the sum of the amount paid or allocated to acquire the investment, plus the cost of any subsequent development, construction or improvements to the property, and inclusive of fees and expenses related thereto and the amount of any debt associated with or used to acquire such investment. In the case of investments made through joint ventures, the asset management fee will be determined based on the Parent Company's proportionate share of the underlying investment, inclusive of its proportionate share of any fees and expenses related thereto.

Acquisition and Origination Fees
The Parent Company pays the Advisor an acquisition and origination fee equal to 1% of the cost of investments acquired, or the amount funded by the Parent Company to acquire or originate mortgage, mezzanine, bridge or other loans, including any acquisition and origination expenses related to such investments and any debt attributable to such investments.

Disposition Fee
For substantial assistance in connection with the sale of properties or other investments, the Parent Company pays the Advisor or its affiliates 1.0% of the contract sales price of each property or other investment sold; provided, however, in no event may the disposition fees paid to the Advisor, its affiliates and unaffiliated third parties exceed 6.0% of the contract sales price.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 13:    RELATED PARTY TRANSACTIONS (Cont.)

Summarized below are the related-party costs incurred by the Parent Company.  Concurrent with the placement of the bonds of the Company and the admission of the Company's bonds to trading on the Tel-Aviv Stock Exchange (see note 9), an agreement between the Company and the Parent Company came into effect which constitute a back to back agreement to the advisory agreement.

	Incurred
	2020	2019	2018
Expensed
Asset management fees	$9,982	$8,158	$8,525
Reimbursable operating expenses	229	42	58
Disposition fees (1)	—	1,570	2,494

Capitalized
Real estate acquisition fees (2)	171	2,082	3,094
Acquisition fee on financial assets at fair value through profit or loss	143	207	238
	$10,525	$12,059	$14,409

(1)Disposition fees with respect to real estate sold are included in the fair value adjustment of investment properties, net in the accompanying consolidated statements of profit or loss. Disposition fees with respect to the assignment of the Company's debt investment is included in general and administrative expenses in the accompanying consolidated statements of profit or loss.
(2)Real estate acquisition fees are subsequently included in the fair value adjustment of investment properties, net in the accompanying consolidated statements of profit or loss.

As of December 31, 2020, the Company had a payable of $3.0 million related to asset management fees and reimbursable operating expenses. In addition, as of December 31, 2020, the Company had a distribution payable of $11.8 million.

As of December 31, 2020, the Company owned 64,165,352 shares of the SREIT. The SREIT is externally managed by a joint venture (the “Manager”) between (i) an entity in which Keith D. Hall, our Chief Executive Officer and a director, and Peter McMillan III, our President and Chairman of the Board of Directors, have an indirect ownership interest and (ii) Keppel Capital Holding Pte. Ltd., which is not affiliated with us or our management. As described in more detail below, the SREIT is expected to pay certain purchase and sale commissions and asset management fees to the Manager in exchange for the provision of certain management services.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 14:    INVESTMENT IN JOINT VENTURES

As of December 31, 2020 and 2019, the Company’s investments in unconsolidated joint ventures were composed of the following:

	December 31
	2020	2019
110 William Joint Venture	$103,835	$124,920
353 Sacramento Joint Venture	82,119	84,170
Pacific Oak Opportunity Zone Fund I	24,996	20,846
PORT II OP LP	5,005	—
Investment in joint ventures	$215,955	$229,936

The equity in income of unconsolidated joint ventures for the years ended December 31, 2020, 2019 and 2018 was as follows:

	Year ended December 31,
	2020	2019	2018

110 William Joint Venture	$(21,085)	$(1,472)	$18,166
353 Sacramento Joint Venture	(7,551)	32,678	(697)
Pacific Oak Opportunity Zone Fund I	(957)	—	—
PORT II OP LP	—	—	—
Equity in income of unconsolidated joint ventures	$(29,593)	$31,206	$17,469

110 William Street Joint Venture:

On December 23, 2013, the Company, through an indirect wholly owned subsidiary, entered into an agreement with SREF III 110 William JV, LLC (the "110 William JV Partner") to form a joint venture, KBS SOR SREF III 110 William, LLC (the "110 William Joint Venture"). On May 2, 2014, the 110 William Joint Venture acquired an office property containing 928,157 rentable square feet located on approximately 0.8 acres of land in New York, New York. Each of the Company and the 110 William JV Partner holds a 60% and 40% ownership interest in the 110 William Joint Venture, respectively. Since decisions regarding some relevant operations and financial policies with respect to the 110 William Joint Venture require approval from both members, the Company has joint control with its partner and accordingly, has accounted for its investment in the 110 William Joint Venture under the equity method of accounting. Contributions are generally allocated based on the members' respective equity interests. Income, losses, and distributions are allocated according to the terms as described in the joint venture agreement (the "waterfall mechanism"). During the year ended December 31, 2020, the Company did not receive any distributions related to its investment in the 110 William Joint Venture. During the year ended December 31, 2019, the 110 William Joint Venture made a $7.8 million return of capital distribution to the Company and a $5.2 million return of capital distribution to the 110 William JV Partner funded with proceeds from the 110 William refinancing done during 2019. During the year ended December 31, 2018, the Company did not receive any distributions related to its investment in the 110 William Joint Venture.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 14:    INVESTMENT IN JOINT VENTURES (Cont.)

The Company does not attach the financial statements of pacific Oak SOR SREF III 110 William, LLC (110 William Street), since its reports are insignificant to the Company's financial statements and do not add more information to the contained below:

Summarized information about the statements of financial position and the statements of profit or loss of Pacific Oak SOR SREF III 110 William, LLC (100%) (in thousands) (1):

	December 31
	2020	2019

Current assets	$16,914	$11,668
Non-current assets (investment property)	503,559	540,328
Current liabilities	4,024	9,209
Non-current liabilities (1)	316,827	292,702

Equity	199,622	250,085

Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$103,835	$124,920

(1)    As of December 31, 2020, non-current liabilities include a senior mortgage loan of $237,635, bearing interest at a rate of the greater of (a) 3.5% or (b) 150 basis points over one-month LIBOR, a mezzanine loan of $79,212, bearing interest at a rate of the greater of (a) 6.9% or (b) 490 basis points over one-month LIBOR, all maturing on April 9, 2021, with three one-year period extension options. As a result of the early adoption of the IAS 1 amendment, the 110 William Street Mortgage Loan and the 110 William Street Mezzanine Loan are shown in non-current liabilities as of December 31, 2020.
As of December 31, 2019, non-current liabilities include a senior mortgage loan of $221,399, bearing interest at a rate of the greater of (a) 3.5% or (b) 150 basis points over one-month LIBOR, a mezzanine loan of $73,800, bearing interest at a rate of the greater of (a) 6.9% or (b) 490 basis points over one-month LIBOR, all maturing on April 9, 2021.

	Year ended December 31,
	2020	2019	2018
Revenues	$36,304	$33,376	$35,857
Gross profit	20,691	17,092	19,296
Operating (loss) profit *)	(34,274)	10,090	54,802
Net (loss) profit *)	(50,464)	(6,515)	37,099
Share of (loss) profit from joint venture (Based on the waterfall mechanism)	(21,085)	(1,472)	18,166
*) Includes revaluation of investment properties	$(54,965)	$(7,002)	$35,506

(1)    The company holds 60% of Pacific Oak SOR SREF III 110 William, LLC.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 14:    INVESTMENT IN JOINT VENTURES (Cont.)

353 Sacramento Joint Venture:

On July 6, 2017, the Company sold a 45% equity interest in an entity that owns 353 Sacramento for approximately $39.1 million. As a result of the sale and the operating agreement between the Company and the buyer which agreed joint control, 353 Sacramento was deconsolidated into an investment in joint venture.

The Company does not attach the financial statements of Pacific Oak SOR Acquisition XXIX, LLC (353 Sacramento Street), since its reports are insignificant to the Company's financial statements and do not add more information to the contained below:

Summarized information about the statements of financial position and the statements of profit or loss of 353 Sacramento Street, Pacific Oak SOR Acquisition XXIX, LLC (100%) (in thousands):

	December 31
	2020	2019

Current assets	$7,484	$11,118
Non-current assets (investment property)	250,600	264,700
Current liabilities (1)	113,228	6,017
Non-current liabilities (2)	1,754	117,375

Equity	143,102	152,426

Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$82,119	$84,170

(1)    As of December 31, 2020, current liabilities include a first mortgage loan of $110,000, bearing interest at a floating rate of 275 basis points over one-month LIBOR, maturing on October 14, 2021 and the Company expects to be able to refinance the loan prior to maturity. There can be no assurance as to the certainty or timing of such transaction.
(2)    As of December 31, 2019, current liabilities include a first mortgage loan of $115,500, bearing interest at a floating rate of 275 basis points over one-month LIBOR, maturing on October 14, 2020. As a result of the early adoption of the IAS 1 amendment, applied retrospectively, resulted in the reclassification of $115,280 as of December 31, 2019 for the 353 Sacramento Street Mortgage Loan from current liabilities to non-current liabilities.

	Year ended December 31,
	2020	2019	2018
Revenues	$20,282	$16,999	$10,539
Gross profit	13,909	9,928	4,513
Operating (loss) profit *)	(10,539)	64,775	4,061
Net profit (loss) *)	(14,827)	59,039	(1,313)
Share of (loss) profit from joint venture (Based on the waterfall mechanism)	(7,551)	32,677	(697)
*) Includes revaluation of investment properties	$(24,448)	$54,847	$(452)

(1)    The company holds 55% of Pacific Oak SOR Acquisition XXIX, LLC.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 14:    INVESTMENT IN JOINT VENTURES (Cont.)

Pacific Oak Opportunity Zone Fund I:

During the year ended December 31, 2020 the Company acquired 7 Class A Units for $1.5 million in Pacific Oak Opportunity Zone Fund I, LLC (“Pacific Oak Opportunity Zone Fund I”). In addition, in connection with the POSOR II merger, the Company assumed 13 Class A units. During the year ended December 31, 2019, the Company acquired 91 Class A Units for $20.8 million in Pacific Oak Opportunity Zone Fund I, which includes $0.2 million of acquisition fees.

As of December 31, 2020 and 2019, the book value of the Company’s investment in Pacific Oak Opportunity Zone Fund I was $25.0 million and $20.8 million, respectively, which includes $0.2 million of acquisition fees. As of December 31, 2020, Pacific Oak Opportunity Zone Fund I consolidated three joint ventures with real estate under development. The Company concluded it is not the primary beneficiary of this investment since it does not have the power to direct the activities that most significantly impact the entity’s economic performance and will account for its investment as an investment in unconsolidated joint venture.

During the year ended December 31, 2020, the Company recorded $1.0 million of share of loss from the joint venture.

PORT II OP LP:

During the year ended December 31, 2020, the Company has contributed $5.0 million in PORT II OP, a wholly owned subsidiary of Pacific Oak Residential Trust II, Inc. ("PORT II"). On August 31, 2020, PORT II entered into an advisory agreement (as subsequently amended and restated on October 9, 2020, “PORT II Advisory Agreement”) with Pacific Oak Residential Advisors, LLC (“PORA”), an affiliate of the Advisor. Pursuant to the PORT II Advisory Agreement, PORT II has engaged PORA to act as its external advisor with respect to PORT II’s operations and assets. Because the Company has separately engaged the Advisor to manage its operations and assets, including its interests in PORT II, on November 12, 2020, the Company and the Advisor agreed to amend their advisory agreement to provide that PORT II’s operations and assets will be managed by PORA and not by the Advisor. In addition, the amendment provides that the Advisor will rebate or offset its fees under its advisory agreement with the Company to the extent of the Company’s indirect economic interest in fees paid by PORT II to PORA (which will be based on the Company’s indirect ownership of PORT II OP, which is the operating partnership of PORT II and the entity ultimately responsible for PORT II’s administrative expenses).

On August 31, 2020, PORT II entered into a property management agreement with DMH Realty, LLC (“DMH”), an affiliate of POCA and PORA. Pursuant to the property management agreement, PORT II will pay to DMH a base fee equal to the following: (a) for all rent collections up to $50 million per year, 8%; (b) for all rent collections in excess of $50 million per year, but less than or equal to $75 million per year, 7%; and (c) for all rent collections in excess of $75 million per year, 6%. PORT II will also pay DMH market-based leasing fees that will depend on the type of tenant, shared fees equal to 100% of any application fees collected and 50% of any insufficient funds fees, late fees and certain other fees collected. DMH may also perform additional services at rates that would be payable to unrelated parties.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 14:    INVESTMENT IN JOINT VENTURES (Cont.)

PORT II is a newly-organized Maryland corporation formed and sponsored by the Advisor to acquire, own and operate single family homes as rental properties as well as to acquire and own other interests, including mortgages on or securities related to single family homes. The Company has contributed $5.0 million in capital to PORT II OP. The Company made its investment through PORT OP, of which the Company owns 96.1% of the equity as of December 31, 2020.

NOTE 15:    SEGMENT INFORMATION

The operating segments are identified on the basis of information that is reviewed by the chief operating decision maker ("CODM") to make decisions about resources to be allocated and asses its performance. All corporate related costs are included in the strategic opportunistic properties segment to align with how financial information is presented to the CODM.

The Company recognizes three reporting segments for the year ended December 31, 2020 and consists of strategic opportunistic properties, single-family homes and hotels. The Company recognizes two reporting segments for the year ended December 31, 2019 and consists of strategic opportunistic properties and single-family homes. Prior to December 31, 2019, the Company had only one segment.

The selected financial information for the three reporting segments as of December 31, 2020 and for the year ended December 31, 2020 is as follows (in thousands):

	December 31, 2020
	Strategic Opportunistic Properties	Single-Family Homes	Hotel	Total

Investment properties	$1,383,802	$218,131	$—	$1,601,933
Property plant and equipment - hotels, net	$—	$—	$136,262	$136,262
Total assets	$1,772,688	$228,408	$150,846	$2,151,942
Total liabilities	$962,118	$130,957	$93,220	$1,186,295

	Year ended December 31, 2020
	Strategic Opportunistic Properties	Single-Family Homes	Hotel	Total
Total revenues and other income	$88,188	$17,017	$3,718	$108,923
Gross profit (loss)	$45,195	$8,217	$(118)	$53,294
Finance expenses	$23,450	$5,171	$1,505	$30,126

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 15:    SEGMENT INFORMATION (Cont.)

The selected financial information for the two reporting segments as of December 31, 2019 and for the year ended December 31, 2019 is as follows (in thousands):

	December 31, 2019
	Strategic Opportunistic Properties	Single-Family Homes	Total

Investment properties	$949,696	$110,134	$1,059,830
Total assets	$1,350,674	$119,904	$1,470,578
Total liabilities	$648,285	$79,345	$727,630

	Year ended December 31, 2019
	Strategic Opportunistic Properties	Single-Family Homes	Total
Total revenues and other income	$84,635	$1,884	$86,519
Gross profit	$43,095	$948	$44,043
Finance expenses	$28,352	$497	$28,849

NOTE 16:    COMMITMENTS AND CONTINGENCIES

Economic Dependency

The Company is dependent on the Advisor (see note 13) for certain services that are essential to the Company, including the identification, evaluation, negotiation, origination, acquisition and disposition of investments; management of the daily operations of the Company's investment portfolio; and other general and administrative responsibilities. In the event that the Advisor is unable to provide these services, the Company will be required to obtain such services from other sources.

Environmental:

As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. Although there can be no assurance, the Company is not aware of any environmental liability that could have a material adverse effect on its financial condition or results of profit or loss as of December 31, 2020. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of the Company's properties, the activities of its tenants and other environmental conditions of which the Company is unaware with respect to the properties could result in future environmental liabilities.

Legal Matters:

From time to time, the Company is a party to legal proceedings that arise in the ordinary course of its business. Management is not aware of any legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on the Company's results of profit or loss or financial condition, which would require accrual or disclosure of the contingency and the possible range of loss. Additionally, the Company has not recorded any loss contingencies related to legal proceedings in which the potential loss is deemed to be remote.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 17:    SUPPLEMENTARY INFORMATION TO THE STATEMENTS OF COMPREHENSIVE INCOME

Operating, maintenance, and management fees:

	Year ended December 31
	2020	2019	2018

Utilities	$7,008	$6,187	$6,392
Repairs and maintenance	16,679	14,661	14,291
Management fees	8,084	6,762	6,498
General and administrative	4,320	2,235	1,929
Operating, maintenance, and management fees	$36,091	$29,845	$29,910

Hotel expenses:

October 5, 2020 through December 31, 2020

Hotel expenses:
Room	$800
Food, beverage and convention services	376
General and administrative	563
Sales and marketing	435
Repairs and maintenance	537
Utilities	242
Property taxes and insurance	608
Other	275
Hotel expenses	$3,836

NOTE 18:    SUBSEQUENT EVENTS

The Company evaluates subsequent events up until the date the consolidated financial statements are issued.

Series A Debentures

On March 1, 2021, the Company paid the third principal installment payment of 194.0 million Israeli new Shekels (approximately $58.8 million as of March 1, 2021).

On March 4, 2021 the Company issued debentures (series A) in the amount of 250.0 million NIS par value through a private placement. The debentures were issued at a 1.9% discount resulting in total consideration of 245.3 million NIS ($74.0 million as of March 4, 2021). The additional debentures shall have an equal level of security, pari passu, amongst themselves and between them and the debentures (Series A), which were initially issued, without any right of precedence or preference between any of them.
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